The Boardwalk (rendering) San Diego, CA Earnings Release and Supplemental Report ___________________________________________________________________ Second Quarter 2020

TABLE OF Contents Earnings Release 3 Consolidated Financial Statements 8 Overview 12 Portfolio Summary 13 Property Count Reconciliations 16 Capitalization and Indebtedness 17 Investment Summary 20 Developments and Redevelopments 22 Capital Expenditures 24 Portfolio Diversification 25 Expirations, Maturities and Purchase Options 27 Triple-net Master Lease Profile 28 Portfolio Senior Housing Triple-net 29 Senior Housing Operating Portfolio 31 CCRC 36 Life Science 37 Medical Office 40 Other 43 2020 Outlook and Additional Information 44 Glossary and Debt Ratios 47 Company Information 53 Forward-Looking Statements & Risk Factors 54 Discussion and Reconciliation of Non-GAAP Financial Measures Hayden Research Campus Lexington, MA 2

Healthpeak PropertiesTM Reports Second Quarter 2020 Results IRVINE, CA, August 4, 2020 -- Healthpeak Properties, Inc. (NYSE: PEAK) today announced results for the second quarter ended June 30, 2020. For the quarter, we generated net income of $0.09 per share, NAREIT FFO of $0.34 per share, FFO as Adjusted of $0.40 per share and blended Total Same-Store Portfolio Cash NOI results of (2.2%). SECOND QUARTER 2020 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS   – The COVID-19 pandemic continues to evolve rapidly. In order to provide more up-to-date information about the impact of COVID-19 on Healthpeak, we have included certain key operating metrics through July 2020 in this release. – Balance sheet and liquidity: • In June 2020, issued $600 million of 2.875% senior unsecured notes due 2031 and used proceeds to redeem all of Healthpeak’s outstanding $300 million 3.150% senior unsecured notes due August 2022 and to repurchase $250 million of Healthpeak’s 4.250% senior unsecured notes due November 2023, pursuant to a tender offer completed in June 2020. Healthpeak incurred losses on debt extinguishment of $26 million in June and approximately $18 million in July in connection with the refinancings. Following these transactions, Healthpeak has no material scheduled debt maturities until November 2023. • As of July 31, 2020, had $2.85 billion of liquidity including full availability on Healthpeak’s $2.5 billion revolving credit facility and approximately $350 million of cash and cash equivalents. – Transactions: • In June 2020, closed on the previously announced sale of the three Frost Street medical office buildings in San Diego, CA, generating proceeds of approximately $106 million, representing a cash capitalization rate of 6.0%. • In April 2020, closed on the previously announced $320 million life science acquisition of The Post, a 426,000 square foot life science property located within the Route 128 submarket of Boston, Massachusetts. The stabilized cash and GAAP capitalization rates are 5.1% and 6.5%, respectively. – Development completion: • Delivered a 52,000 square foot, three-story Class A medical office building, located on HCA's campus of Lee's Summit Medical Center, in Lee's Summit, Missouri. The development was 51% leased to HCA upon delivery. – Development leasing: • In July 2020, signed two leases totaling 60,000 square feet, with a weighted average lease term of 8.5 years, bringing the 75 Hayden Avenue development to 100% leased. The project is expected to be completed and delivered in the third quarter of 2021. • In June 2020, signed a 17-year lease with a full-building user totaling 74,000 square feet at our Boardwalk development project in San Diego, California. The 190,000 square foot Class A, three-building development is now 39% pre-leased. – Declared quarterly common stock cash dividend of $0.37 per share to be paid on August 25, 2020, to stockholders of record as of the close of business on August 14, 2020. – Published 9th annual ESG Report covering 2019 environmental, social and governance (ESG) initiatives and progress; and named to Corporate Responsibility Magazine's 100 Best Corporate Citizens List for the second consecutive year. 3 ReturnReturn to to TOC TOC

SECOND QUARTER COMPARISON

(in thousands, except per share amounts)	Three Months Ended June 30, 2020 Amount	Three Months Ended June 30, 2020 Per Share	Three Months Ended June 30, 2019 Amount	Three Months Ended June 30, 2019 Per Share
Net income (loss), diluted	$ 51,131	$ 0.09	$ (13,991)	$ (0.03)
NAREIT FFO, diluted	182,367	0.34	199,906	0.41
FFO as Adjusted, diluted	216,547	0.40	214,385	0.44
AFFO, diluted	193,790		196,551	

NAREIT FFO, FFO as Adjusted, AFFO, Same-Store Cash NOI, Net Debt and Adjusted EBITDAre are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance and financial position of real estate investment trusts (see the "Funds From Operations" and "Adjusted Funds From Operations" sections of this release for additional information). See "June 30, 2020 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.healthpeak.com/quarterly-results.

SAME-STORE ("SS") OPERATING SUMMARY

The table below outlines the year-over-year three-month and year-to-date SS Cash NOI growth:

Year-Over-Year Total SS Portfolio Cash NOI Growth

	Three Month	Year-To-Date	% of SS
Medical office	1.3%	1.8%	42.5%
Life science	7.3%	5.3%	34.6%
Senior housing[1][2]	(21.2%)	(6.2%)	19.2%
Other non-reportable segments ("Other")	2.9%	4.1%	3.8%
Total Portfolio[1][2]	**(2.2%)**	**1.4%**	**100.0%**

(1) Same-Store year-over-year three-month Portfolio Cash NOI growth includes government grants under the CARES Act of $1.9 million and identifiable COVID-19 expenses of $6.3 million in the SHOP portfolio.

(2) Same-Store year-over-year year-to-date Portfolio Cash NOI growth includes government grants under the CARES Act of $0.4 million and identifiable COVID-19 expenses of $4.1 million in the SHOP portfolio.

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JULY 2020 PRELIMINARY UPDATES (Life Science, Medical Office and Hospitals)

July 2020 data is based on preliminary information and is subject to change. (SF = square feet)

Indicator	As of, or for the month ended, July 31, 2020 (unless otherwise noted)	Commentary
LIFE SCIENCE		
Occupancy	96.3%	Down 60 bps since June 30 due to known vacates
Leasing	102,000 SF of executed leases (82,000 SF of new leasing)	Year-to-date ahead of original expectations
Letters of Intent	169,000 SF of executed LOIs in lease documentation (78,000 SF of new leasing)	96% of new leasing commitments driven by existing tenants looking to expand
July Rent Payments	99% received	Ahead of June collections
Rent Relief Requests	No new material requests in July	In June, finalized short-term deferrals with 2 tenants totaling approximately $1 million
MEDICAL OFFICE		
Occupancy	91.1%	Unchanged from June 30
Leasing	230,000 SF of executed leases (28,000 SF of new leasing)	Year-to-date ahead of original expectations
Letters of Intent	367,000 SF of executed LOIs in lease documentation (121,000 SF of new leasing)	Slightly lower than monthly average but YTD above 2019
July Rent Payments	98% of contractual rents received	Deferral program represents previously announced program done in conjunction with HCA
Rent Deferral Payments	96% of rent deferrals due in July have been paid	$6 million in total rent deferrals (267 tenants); $1 million to be paid back per month
HOSPITALS		
July Rent Payments	100% received	

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JULY 2020 PRELIMINARY UPDATES (Senior Housing)

July 2020 data is based on preliminary information and is subject to change. (SF = square feet)

Indicator	As of, or for the month ended, July 31, 2020 (unless otherwise noted)		Commentary
SENIOR HOUSING: SHOP[(1)(2)(3)]			
Occupancy	Spot occupancy (July 31): 77.8% Average Daily Census (July): 77.8%		Spot declined 110 bps vs. June 30 Average Daily Census declined 50 bps vs. June
Move-ins	Declined 62% vs. July 2019; Declined 32% vs. June 2020		86% of our properties are now accepting move-ins
Move-outs	Declined 19% vs. July 2019; Declined 1% vs. June 2020		July is the third consecutive month move-outs declined
Leads	Declined 31% vs. July 2019; Declined 2% vs. June 2020		Operators continue to prioritize digital marketing platforms
Tours	Declined 52% vs. July 2019; Declined 8% vs. June 2020		Tours were almost entirely virtual / digital
SENIOR HOUSING: CCRC[(1)(2)(3)]			
	Spot Occupancy (July 31)	Average Daily Census (July)	
IL/AL/MC Occupancy SNF Occupancy Total Occupancy	82.7% 62.7% 79.3%	82.9% 60.2% 79.1%	Total spot occupancy decreased 20 bps vs. June 30 Total average daily census declined 40 bps vs. June
IL/AL/MC Move-ins	Declined 78% vs. July 2019; Declined 72% vs. June 2020		93% of our IL/AL/MC properties are now accepting move-ins. For CCRCs the last month of a quarter is typically a stronger leasing month
IL/AL/MC Move-outs	Declined 28% vs. July 2019; Declined 12% vs. June 2020		July is the second consecutive month move-outs declined
IL/AL/MC Leads	Declined 17% vs. July 2019; Declined 2% vs. June 2020		Operators continue to prioritize digital marketing platforms
IL/AL/MC Tours	Increased 43% vs. July 2019; Increased 94% vs. June 2020		Tours were almost entirely virtual / digital
SENIOR HOUSING (SHOP and CCRC) EXPENSE UPDATE			
Q2 2020 Expense Results (July not yet available)	The COVID-19 impact on total expenses was ~1.6%		Second quarter total expenses were incrementally ~1.6% higher than original 2020 expectations, which is below the low end of the outlook range of 5-15% provided in May. COVID-19 related expenses were in-line with expectations, with the favorable expense variance driven by lower than expected compensation, marketing and repairs and maintenance.
SENIOR HOUSING: NNN TENANT UPDATES			
July Rent Payments	97% received + 3% deferred		
SENIOR HOUSING: KNOWN COVID-19 POSITIVE CASES			
Based on the reports Healthpeak receives from its operators across 218 properties, as of July 31, 2020, Healthpeak had 111 properties managed by 15 different operators with confirmed resident COVID-19 cases, and 59 of those affected properties had experienced resident deaths.			New COVID positive resident cases in our senior housing facilities as of late July have declined by more than 50% from the peak in mid-April. 80 of our 111 COVID-19 resident positive properties are 14 or more days from the most recent exposure.

(1) Properties that are held for sale, in redevelopment or in development are excluded from reporting statistics.
(2) Move-in and move-out data exclude skilled nursing beds in our SHOP and CCRC portfolios given the Medicare residents usually have lengths of stay of 30 days or less.
(3) Skilled nursing units in our portfolio received $14.9 million of Coronavirus Aid, Relief, and Economic Security ("CARES") Act funding in 2Q20. This represents pro rata funding provided to all Medicare providers.

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2020 OUTLOOK UPDATE   Please see pages 44 - 46 in the Second Quarter 2020 Supplemental Report for a revised outlook and earnings framework. COMPANY INFORMATION Healthpeak has scheduled a conference call and webcast for Wednesday, August 5, 2020, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) to present its performance and operating results for the second quarter ended June 30, 2020. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (international). The conference ID number is 3883068. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.healthpeak.com. An archive of the webcast will be available on Healthpeak's website through August 5, 2021, and a telephonic replay can be accessed through August 12, 2020, by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (international) and entering conference ID number 10145906.Our Supplemental Report for the current period is also available, with this earnings release, in the Investor Relations section of our website. ABOUT HEALTHPEAK Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns and develops high-quality real estate in the three private-pay healthcare asset classes of Life Science, Senior Housing and Medical Office, designed to provide stability through the inevitable industry cycles. At Healthpeak, we pair our deep understanding of the healthcare real estate market with a strong vision for long-term growth. For more information regarding Healthpeak, visit www.healthpeak.com. FORWARD-LOOKING STATEMENTS Statements in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof.  Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, leasing activity, capital recycling plans, financing activities, or other transactions discussed in this release; (ii) the payment of a quarterly cash dividend; and (iii) statements regarding the impact of the COVID-19 pandemic on our business, financial condition and results of operations. Forward- looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations.  While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained.  Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: the severity and duration of the COVID-19 pandemic; actions that have been taken and may continue to be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact; the impact of the COVID-19 pandemic and health and safety measures taken to reduce the spread; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and manage their expenses in order to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; the imposition of laws or regulations prohibiting the eviction of our tenants, including new governmental efforts in response to COVID-19; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; our concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the effect on us and our tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the potential impact of uninsured or underinsured losses, including as a result of hurricanes, earthquakes and other natural disasters, pandemics such as COVID-19, acts of war and/or terrorism and other events that may cause such losses and/or performance declines by us or our tenants and operators; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; our or our counterparties’ ability to fulfill obligations, such as financing conditions and/or regulatory approval requirements, required to successfully consummate acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions or other transactions; our ability to achieve the benefits of acquisitions or other investments within expected time frames or at all, or within expected cost projections; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; our ability to foreclose on collateral securing our real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, including the ongoing economic downturn, volatility in the financial markets and high unemployment rates; our ability to manage our indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; our ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings.  Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made. CONTACT Barbat Rodgers Senior Director – Investor Relations 949-407-0400 7 ReturnReturn to to TOC TOC

Healthpeak Properties, Inc. Consolidated Balance Sheets In thousands, except share and per share data (unaudited)   June 30, 2020 December 31, 2019 Assets Real estate: Buildings and improvements $ 12,841,242 $ 11,120,039 Development costs and construction in progress 678,146 692,336 Land 2,113,871 1,992,602 Accumulated depreciation and amortization (2,846,260) (2,771,922) Net real estate 12,786,999 11,033,055 Net investment in direct financing leases 44,706 84,604 Loans receivable, net of reserves of $14,115 and $0 253,774 190,579 Investments in and advances to unconsolidated joint ventures 460,386 825,515 Accounts receivable, net of allowance of $9,487 and $4,565 73,432 59,417 Cash and cash equivalents 730,957 144,232 Restricted cash 105,684 40,425 Intangible assets, net 537,555 331,693 Assets held for sale, net 378,708 504,394 Right-of-use asset, net 193,729 172,486 Other assets, net 750,510 646,491 Total assets $ 16,316,440 $ 14,032,891 Liabilities and Equity Bank line of credit and commercial paper $ — $ 93,000 Term loan 249,062 248,942 Senior unsecured notes 5,992,193 5,647,993 Mortgage debt 487,532 276,907 Intangible liabilities, net 110,732 74,991 Liabilities of assets held for sale, net 32,648 36,369 Lease liability 177,029 156,611 Accounts payable, accrued liabilities, and other liabilities 847,080 540,924 Deferred revenue 751,443 289,680 Total liabilities 8,647,719 7,365,417 Commitments and contingencies Common stock, $1.00 par value: 750,000,000 shares authorized; 538,317,896 and 505,221,643 shares issued and outstanding 538,318 505,222 Additional paid-in capital 10,222,728 9,183,892 Cumulative dividends in excess of earnings (3,660,187) (3,601,199) Accumulated other comprehensive income (loss) (2,186) (2,857) Total stockholders' equity 7,098,673 6,085,058 Joint venture partners 370,347 378,061 Non-managing member unitholders 199,701 204,355 Total noncontrolling interests 570,048 582,416 Total equity 7,668,721 6,667,474 Total liabilities and equity $ 16,316,440 $ 14,032,891 8 ReturnReturn to to TOC TOC

Healthpeak Properties, Inc.

Consolidated Statements of Operations

In thousands, except per share data
(unaudited)

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Revenues:				
Rental and related revenues	$ 312,363	$ 301,197	$ 627,051	$ 595,419
Resident fees and services	269,697	177,766	533,202	304,461
Income from direct financing leases	2,150	10,190	5,419	23,714
Interest income	4,230	2,414	7,918	4,127
Total revenues	588,440	491,567	1,173,590	927,721
Costs and expenses:				
Interest expense	57,550	56,942	115,926	106,269
Depreciation and amortization	178,488	165,296	367,764	297,247
Operating	315,841	213,993	691,854	382,920
General and administrative	23,720	27,120	46,069	48,475
Transaction costs	627	1,337	15,475	5,855
Impairments and loan loss reserves (recoveries), net	24,050	68,538	63,173	77,396
Total costs and expenses	600,276	533,226	1,300,261	918,162
Other income (expense):				
Gain (loss) on sales of real estate, net	82,863	11,448	247,732	19,492
Loss on debt extinguishments	(25,824)	(1,135)	(24,991)	(1,135)
Other income (expense), net	19,586	21,008	230,194	24,141
Total other income (expense), net	76,625	31,321	452,935	42,498
Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	**64,789**	**(10,338)**	**326,264**	**52,057**
Income tax benefit (expense)	7,346	1,864	40,390	5,322
Equity income (loss) from unconsolidated joint ventures	(17,086)	(1,506)	(29,065)	(2,369)
Net income (loss)	**55,049**	**(9,980)**	**337,589**	**55,010**
Noncontrolling interests' share in earnings	(3,543)	(3,617)	(7,003)	(7,137)
Net income (loss) attributable to Healthpeak Properties, Inc.	**51,506**	**(13,597)**	**330,586**	**47,873**
Participating securities' share in earnings	(375)	(394)	(1,800)	(837)
Net income (loss) applicable to common shares	**$ 51,131**	**$ (13,991)**	**$ 328,786**	**$ 47,036**
Earnings per common share:				
Basic	$ 0.09	$ (0.03)	$ 0.63	$ 0.10
Diluted	$ 0.09	$ (0.03)	$ 0.63	$ 0.10
Weighted average shares outstanding:				
Basic	538,262	478,739	522,427	478,260
Diluted	538,517	478,739	523,498	479,885

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Healthpeak Properties, Inc.

Funds From Operations

In thousands, except per share data

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2020	2019	2020	2019
Net income (loss) applicable to common shares	$ 51,131	$ (13,991)	$ 328,786	$ 47,036
Real estate related depreciation and amortization	178,488	165,296	367,764	297,247
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures	25,618	15,123	55,228	30,200
Noncontrolling interests' share of real estate related depreciation and amortization	(4,980)	(5,013)	(10,023)	(9,934)
Other real estate-related depreciation and amortization	891	1,357	2,128	3,442
Loss (gain) on sales of real estate, net	(82,863)	(11,448)	(247,732)	(19,492)
Healthpeak's share of loss (gain) on sales of real estate, net, from unconsolidated joint ventures	(1,519)	—	(9,248)	—
Noncontrolling interests' share of gain (loss) on sales of real estate, net	(3)	208	(3)	208
Loss (gain) upon change of control, net[1]	(2,528)	(11,501)	(169,962)	(11,501)
Taxes associated with real estate dispositions	335	—	(11,540)	—
Impairments (recoveries) of depreciable real estate, net	17,797	58,391	48,519	67,249
NAREIT FFO applicable to common shares	182,367	198,422	353,917	404,455
Distributions on dilutive convertible units and other	—	1,484	3,501	3,279
Diluted NAREIT FFO applicable to common shares	$ 182,367	$ 199,906	$ 357,418	$ 407,734
Diluted NAREIT FFO per common share	$ 0.34	$ 0.41	$ 0.68	$ 0.84
Weighted average shares outstanding - diluted NAREIT FFO	538,517	485,054	529,009	484,435
Impact of adjustments to NAREIT FFO:				
Transaction-related items[2]	$ 685	$ 6,435	$ 93,064	$ 12,324
Other impairments (recoveries) and other losses (gains), net[3]	6,291	10,147	(27,015)	10,147
Severance and related charges	—	3,728	—	3,728
Loss on debt extinguishments[4]	25,824	1,135	24,991	1,135
Litigation costs (recoveries)	100	(527)	206	(399)
Casualty-related charges (recoveries), net[5]	—	(6,242)	—	(6,242)
Foreign currency remeasurement losses (gains)	143	(159)	153	(187)
Tax rate legislation impact[6]	(697)	—	(3,589)	—
Total adjustments	32,346	14,517	87,810	20,506
FFO as Adjusted applicable to common shares	214,713	212,939	441,727	424,961
Distributions on dilutive convertible units and other	1,834	1,446	3,390	3,226
Diluted FFO as Adjusted applicable to common shares	$ 216,547	$ 214,385	$ 445,117	$ 428,187
Diluted FFO as Adjusted per common share	$ 0.40	$ 0.44	$ 0.84	$ 0.88
Weighted average shares outstanding - diluted FFO as Adjusted	544,018	485,054	529,009	484,435

(1) For the six months ended June 30, 2020, relates to the gain on consolidation of 13 continuing care retirement communities ("CCRCs") in which we acquired Brookdale's interest and began consolidating during the first quarter of 2020. For the three and six months ended June 30, 2019, represents the gain related to the acquisition of the outstanding equity interests in a previously unconsolidated senior housing joint venture. Gains upon change of control are included in other income (expense), net in the consolidated statements of operations.

(2) For the six months ended June 30, 2020, includes the termination fee and transition fee expenses related to terminating the management agreements with Brookdale for 13 CCRCs and transitioning those communities to LCS, partially offset by the tax benefit recognized related to those expenses. The expense related to terminating the CCRC management agreements with Brookdale is included in operating expenses in the consolidated statement of operations for the six months ended June 30, 2020.

(3) For the three months ended June 30, 2020, represents additional reserves for loan losses under the current expected credit losses accounting standard in accordance with Accounting Standards Codification 326, *Financial Instruments – Credit Losses ("ASC 326")* and the impairment of an undeveloped MOB land parcel, which is classified as held-for-sale. The six months ended June 30, 2020 also includes additional reserves for loan losses under ASC 326 and a gain on sale of a hospital that was in a direct financing lease ("DFL"). For the three and six months ended June 30, 2019, represents the impairment of 13 senior housing triple-net facilities under DFLs recognized as a result of entering into sales agreements.

(4) For all periods presented, primarily represents the premium associated with the prepayment of senior unsecured notes and mortgage debt.

(5) For the three and six months ended June 30, 2019, represents incremental insurance proceeds received for property damage and other associated costs related to hurricanes in 2017.

(6) For the three and six months ended June 30, 2020, represents the tax benefit of the CARES Act extending the net operating loss carryback period to five years.

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Healthpeak Properties, Inc.

Adjusted Funds From Operations

In thousands

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2020	2019	2020	2019
FFO as Adjusted applicable to common shares	$ 214,713	$ 212,939	$ 441,727	$ 424,961
Amortization of deferred compensation	4,984	4,308	8,972	7,898
Amortization of deferred financing costs	2,534	2,740	5,116	5,440
Straight-line rents	(8,316)	(5,695)	(14,544)	(11,940)
AFFO capital expenditures	(18,781)	(19,513)	(40,572)	(38,733)
Lease restructure payments	328	292	619	580
CCRC entrance fees[1]	—	4,845	—	8,340
Deferred income taxes	(6,686)	(3,897)	(1,899)	(7,629)
Other AFFO adjustments[2]	3,150	(952)	109	(2,381)
AFFO applicable to common shares	191,926	195,067	399,528	386,536
Distributions on dilutive convertible units and other	1,864	1,484	3,501	3,278
Diluted AFFO applicable to common shares	**$ 193,790**	**$ 196,551**	**$ 403,029**	**$ 389,814**
Weighted average shares outstanding - diluted AFFO	544,018	485,054	529,009	484,435

(1) In connection with the acquisition of the remaining 51% interest in the CCRC JV in January 2020, we consolidated the 13 communities in the CCRC JV and recorded the assets and liabilities at their acquisition date relative fair values, including the CCRC contract liabilities associated with previously collected non-refundable entrance fees. In conjunction with increasing those CCRC contract liabilities to their fair value, we concluded that we will no longer adjust for the timing difference between non-refundable entrance fees collected and amortized as we believe the amortization of these fees is a meaningful representation of how we satisfy the performance obligations of the fees. As such, upon consolidation of the CCRC assets, we no longer exclude the difference between CCRC entrance fees collected and amortized from the calculation of AFFO. For comparative periods presented, the adjustment continues to represent our 49% share of non-refundable entrance fees collected by the CCRC JV, net of reserves and net of CCRC JV entrance fee amortization.

(2) Primarily includes our share of AFFO capital expenditures from unconsolidated joint ventures, partially offset by noncontrolling interests' share of AFFO capital expenditures from consolidated joint ventures.

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The Numbers

Overview[1][2]

As of and for the quarter and six months ended June 30, 2020, dollars, square feet, and shares in thousands, except per share data

	2Q20	YTD 2020
Financial Metrics		
Diluted earnings per common share	$0.09	$0.63
Diluted NAREIT FFO per common share	$0.34	$0.68
Diluted FFO as Adjusted per common share	$0.40	$0.84
Dividends per common share	$0.37	$0.74
Portfolio Real Estate Revenues[3]	$620,342	$1,240,768
Portfolio NOI[3][4]	$283,650	$494,790
Portfolio Cash NOI[3][4]	$280,581	$575,163
Portfolio Income[3][4]	$284,810	$583,081

	% of Total SS	2Q20	YTD 2020
Same-Store Cash NOI Growth			
Senior housing	19.2%	(21.2%)	(6.2%)
Life science	34.6%	7.3%	5.3%
Medical office	42.5%	1.3%	1.8%
Other	3.8%	2.9%	4.1%
Total	**100.0%**	**(2.2%)**	**1.4%**

	2Q20
Capitalization	
Common stock outstanding and DownREIT units	545,643
Total Market Equity	$15,037,921
Enterprise Debt	$6,848,677

	2Q20
Debt Ratios	
Financial Leverage	34.4%
Secured Debt Ratio	3.1%
Net Debt to Adjusted EBITDAre	5.4x
Adjusted Fixed Charge Coverage	4.3x

	Property Count	Capacity	Occupancy[5]
Portfolio Statistics			
Senior housing triple-net	62	5,848 Units	86.4%
SHOP[6]	139	16,232 Units	79.8%
CCRC[7]	17	8,321 Units	80.4%
Life science	135	9,178 Sq. Ft.	96.9%
Medical office	269	20,970 Sq. Ft.	91.1%
Other[8]	11	N/A	N/A
Total	**633**	N/A	N/A

(1) Reconciliations, definitions, and important discussions regarding the usefulness and limitations of the non-GAAP financial measures used in this report can be found at http://ir.healthpeak.com/quarterly-results. Totals throughout this Earnings Release and Supplemental Report may not add due to rounding.

(2) Segments, NOI, and other key performance metrics are inclusive of our share in unconsolidated JVs and exclusive of non-controlling interest share in consolidated JVs. See the Glossary herein and the Discussion and Reconciliation of Non-GAAP Financial Measures found at http://ir.healthpeak.com/quarterly-results for further information.

(3) 2Q20 and YTD 2020 include government grants under the CARES Act for our SHOP and CCRC segments of $14.9 million, which is included in Other income (expense), net and Equity income/(loss) from unconsolidated joint ventures in our Consolidated Statement of Operations.

(4) 2Q20 and YTD 2020 include identifiable COVID expenses for our SHOP and CCRC segments of $20.2 million and $23.1 million, respectively.

(5) Occupancy for Life science and Medical office is calculated as of the end of the period presented and is based on square feet. Occupancy for Senior housing is calculated on a three-month average and is based on units. Occupancy for Senior housing triple-net is one quarter in arrears, and SHOP and CCRC are based on the most recent three-months available. Occupancy excludes assets that are held for sale.

(6) SHOP spot occupancy as of June 30, 2020 was 78.9%.

(7) CCRC spot occupancy as of June 30, 2020 was 79.5% composed of 83.4% for non-SNF care types (AL, IL, and memory care) and 59.9% for SNF.

(8) Our Other non-reportable segment includes ten hospitals.

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Portfolio Summary

As of and for the quarter ended June 30, 2020, dollars in thousands

	Property Count	Weighted Average Age[1]	Portfolio Investment	Portfolio Income	Private Pay %[2]
Property Portfolio					
Senior housing triple-net	62	19	$ 1,024,660	$ 24,104	93.1
SHOP	132	18	3,479,806	26,288	96.6
CCRC	17	28	2,218,752	32,056	83.7
Life science	124	14	5,944,198	101,473	100.0
Medical office	257	23	4,590,988	85,911	100.0
Other	11	15	255,374	10,749	69.4
	603	**20**	**$ 17,513,779**	**$ 280,581**	**96.1**
Developments					
Life science	8	—	$ 410,036	$ —	—
Medical office	7	—	48,541	—	—
	15	**—**	**$ 458,577**	**$ —**	**—**
Redevelopments[3]					
SHOP	7	—	$ 67,592	$ —	—
Life science	3	—	75,685	—	—
Medical office	5	—	9,551	—	—
	15	**—**	**$ 152,827**	**$ —**	**—**
Debt Investments					
Other	—	—	$ 282,759	$ 4,230	—
Total					
Senior housing triple-net	62	19	$ 1,024,660	$ 24,104	93.1
SHOP	139	18	3,547,398	26,288	96.6
CCRC	17	28	2,218,752	32,056	83.7
Life science	135	14	6,429,919	101,473	100.0
Medical office	269	23	4,649,080	85,911	100.0
Other	11	15	538,133	14,979	69.4
	633	**20**	**$ 18,407,942**	**$ 284,810**	**96.1**

PORTFOLIO INCOME[4]



SHOP 9%
CCRC 11%
Hospitals and Other 5%
Senior housing triple-net 9%
$284.8M
Medical office 30%
Life science 36%

(1) Age is weighted based on current quarter Portfolio Income excluding assets sold or held for sale.
(2) Self-pay and private insurance (including managed care) revenues as a percentage of total property revenues for the most recent trailing 12 months available, weighted based on current quarter Portfolio Income including assets sold in the quarter. Revenues for medical office buildings are considered 100% private pay.
(3) Includes Construction in Process ("CIP") and buildings or portions of buildings placed in Redevelopment. Portfolio Income for Redevelopments is reflected in the Property Portfolio section above.
(4) Our pro rata share information is prepared by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

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Quarter NOI Summary

For the quarter ended June 30, 2020, dollars in thousands

PORTFOLIO NOI SUMMARY

	Portfolio NOI			SS NOI		
	Portfolio Real Estate Revenues	Portfolio Operating Expenses	Portfolio NOI	SS Real Estate Revenues	SS Operating Expenses	SS NOI
Senior housing triple-net	$ 24,589	$ (526)	$ 24,063	$ 20,590	$ (49)	$ 20,541
SHOP	181,952	(155,782)	26,169	93,923	(77,432)	16,491
CCRC	131,112	(99,074)	32,037	N/A	N/A	N/A
Total Senior housing	$ 337,652	$ (255,383)	$ 82,270	$ 114,513	$ (77,481)	$ 37,032
Life science	138,439	(34,186)	104,253	87,922	(20,761)	67,161
Medical office	133,980	(47,117)	86,863	120,253	(41,200)	79,053
Other	10,271	(6)	10,264	6,744	(4)	6,740
	$ 620,342	**$ (336,693)**	**$ 283,650**	**$ 329,432**	**$ (139,446)**	**$ 189,986**

PORTFOLIO CASH NOI SUMMARY

	Portfolio Cash NOI			SS Cash NOI		
	Portfolio Cash Real Estate Revenues	Portfolio Cash Operating Expenses	Portfolio Cash NOI	SS Cash Real Estate Revenues	SS Cash Operating Expenses	SS Cash NOI
Senior housing triple-net	$ 24,569	$ (465)	$ 24,104	$ 20,316	$ (35)	$ 20,281
SHOP	182,059	(155,771)	26,288	93,805	(77,380)	16,425
CCRC	131,108	(99,052)	32,056	N/A	N/A	N/A
Total Senior housing	$ 337,736	$ (255,288)	$ 82,448	$ 114,121	$ (77,415)	$ 36,706
Life science	135,646	(34,173)	101,473	87,352	(20,748)	66,604
Medical office	132,381	(46,470)	85,911	118,624	(40,560)	78,064
Other	10,756	(6)	10,749	6,834	(4)	6,830
	$ 616,519	**$ (335,938)**	**$ 280,581**	**$ 326,931**	**$ (138,727)**	**$ 188,204**

THREE-MONTH SS

				Year-Over-Year				Sequential			
				Occupancy		Growth		Occupancy		Growth	
	Property Count	% of Total SS based on SS Cash NOI	SS % of Segment based on Portfolio Cash NOI	2Q20	2Q19	SS NOI	SS Cash NOI	2Q20	1Q20	SS NOI	SS Cash NOI
Senior housing triple-net	47	11%	84%	86.4%	87.1%	6.9%	3.2%	86.4%	87.2%	0.3%	1.9%
SHOP	71	9%	62%	79.1%	84.7%	(38.3%)	(39.0%) (1)	79.1%	84.6%	(33.6%)	(33.5%)
Total Senior housing	118	20%	45%			(19.4%)	(21.2%) (1)			(18.3%)	(17.7%)
Life science	97	35%	66%	97.9%	95.6%	4.4%	7.3%	97.9%	95.2%	3.1%	5.0%
Medical office	244	41%	91%	91.9%	92.1%	0.8%	1.3%	91.9%	91.8%	(2.0%)	(1.5%)
Other	9	4%	64%	51.9%	51.5%	(0.1%)	2.9%	51.9%	49.2%	(2.1%)	(2.0%)
Total	**468**	**100%**	**67%**			**(2.8%)**	**(2.2%)** (1)			**(4.0%)**	**(3.1%)**

(1) Same-Store year-over-year three-month Portfolio Cash NOI growth includes government grants under the CARES Act of $1.9 million and identifiable COVID-19 expenses of $6.3 million in the SHOP portfolio.

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Year-To-Date NOI Summary

For the six months ended June 30, 2020, dollars in thousands

NOI SUMMARY

	Portfolio NOI: Portfolio Real Estate Revenues	Portfolio NOI: Portfolio Operating Expenses	Portfolio NOI: Portfolio NOI	SS NOI: SS Real Estate Revenues	SS NOI: SS Operating Expenses	SS NOI: SS NOI
Wholly-Owned						
Senior housing triple-net	$ 57,724	$ (1,032)	$ 56,692	$ 41,118	$ (98)	$ 41,020
SHOP	378,140	(311,492)	66,648	113,136	(82,615)	30,522
CCRC	244,539	(273,593)	(29,054)	N/A	N/A	N/A
Total Senior housing	$ 680,403	$ (586,117)	$ 94,286	$ 154,254	$ (82,712)	$ 71,542
Life science	267,270	(64,371)	202,899	167,854	(39,372)	128,481
Medical office	271,181	(95,480)	175,701	240,927	(82,487)	158,441
Other	21,914	(11)	21,903	13,631	(9)	13,623
	$ 1,240,768	**$ (745,979)**	**$ 494,790**	**$ 576,667**	**$ (204,580)**	**$ 372,087**

CASH NOI SUMMARY

	Portfolio Cash NOI: Portfolio Cash Real Estate Revenues	Portfolio Cash NOI: Portfolio Cash Operating Expenses	Portfolio Cash NOI: Portfolio Cash NOI	SS Cash NOI: SS Cash Real Estate Revenues	SS Cash NOI: SS Cash Operating Expenses	SS Cash NOI: SS Cash NOI
Wholly-Owned						
Senior housing triple-net	$ 54,316	$ (958)	$ 53,359	$ 40,259	$ (70)	$ 40,190
SHOP	378,796	(311,498)	67,298	112,895	(82,550)	30,345
CCRC	244,358	(181,832)	62,525	N/A	N/A	N/A
Total Senior housing	$ 677,470	$ (494,288)	$ 183,182	$ 153,154	$ (82,620)	$ 70,534
Life science	260,184	(64,345)	195,839	166,265	(39,346)	126,919
Medical office	267,478	(94,185)	173,293	237,209	(81,206)	156,003
Other	22,860	(11)	22,849	13,812	(9)	13,803
	$ 1,227,993	**$ (652,830)**	**$ 575,163**	**$ 570,440**	**$ (203,181)**	**$ 367,259**

SIX-MONTH SS

	Property Count	% of Total SS based on Cash NOI	SS % of Segment based on Portfolio Cash NOI	Year-Over-Year Occupancy 2Q20	Year-Over-Year Occupancy 2Q19	Year-Over-Year Growth SS NOI	Year-Over-Year Growth SS Cash NOI
Senior housing triple-net	47	11%	75%	86.4%	87.1%	8.0%	3.0%
SHOP	48	8%	45%	84.4%	87.1%	(14.4%)	(16.0%) [1]
Total Senior housing	95	19%	39%			(2.8%)	(6.2%) [1]
Life science	95	35%	65%	97.9%	95.5%	3.5%	5.3%
Medical office	243	42%	90%	92.0%	92.3%	1.2%	1.8%
Other	9	4%	60%	51.9%	51.5%	1.2%	4.1%
Total	**442**	**100%**	**64%**			**1.2%**	**1.4%** [1]

(1) Same-Store year-over-year year-to-date Portfolio Cash NOI growth includes government grants under the CARES Act of $0.4 million and identifiable COVID-19 expenses of $4.1 million in the SHOP portfolio.

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Property Count Reconciliations

As of June 30, 2020

PROPERTY COUNT RECONCILIATION

	Senior Housing Triple-net	SHOP	CCRC	Life Science	Medical Office	Other	Total
Prior Quarter Total Property Count	**64**	**141**	**17**	**134**	**269**	**11**	**636**
Acquisitions	—	—	—	1	1	—	2
Assets sold	—	(4)	—	—	(3)	—	(7)
Segment conversions	(2)	2	—	—	—	—	—
New Developments	—	—	—	—	1	—	1
Bifurcation of adjacent assets	—	—	—	—	1	—	1
Current Quarter Total Property Count	**62**	**139**	**17**	**135**	**269**	**11**	**633**
Acquisitions	—	(8)	—	(8)	(2)	—	(18)
Assets in Development	—	—	—	(8)	(7)	—	(15)
Completed Developments - not Stabilized	—	(2)	—	(7)	(2)	—	(11)
Assets in Redevelopment	—	(7)	—	(3)	(5)	—	(15)
Completed Redevelopments - not Stabilized	—	(3)	—	(8)	(3)	—	(14)
Assets held for sale	(12)	(33)	(2)	—	(6)	(2)	(55)
Segment conversions[1]	(3)	(15)	(15)	—	—	—	(33)
Significant tenant relocation[2]	—	—	—	(3)	—	—	(3)
Assets impacted by casualty event	—	—	—	(1)	—	—	(1)
Three-Month SS Property Count	**47**	**71**	**—**	**97**	**244**	**9**	**468**
Segment conversions	—	(14)	—	—	—	—	(14)
Acquisitions	—	(9)	—	(1)	—	—	(10)
Completed Redevelopments - not Stabilized	—	—	—	(1)	(1)	—	(2)
Six-Month SS Property Count	**47**	**48**	**—**	**95**	**243**	**9**	**442**

SEQUENTIAL SS

	Senior Housing Triple-net	SHOP	CCRC	Life Science	Medical Office	Other	Total
Prior Quarter Three-Month SS Property Count	**52**	**50**	**—**	**95**	**252**	**11**	**460**
Acquisitions	—	9	—	1	—	—	10
Assets in Redevelopment	—	—	—	—	(3)	—	(3)
Prior Development/Redevelopment now Stabilized	—	—	—	1	1	—	2
Assets held for sale	(5)	(2)	—	—	(4)	(2)	(13)
Assets sold	—	—	—	—	(3)	—	(3)
Segment conversions	—	14	—	—	—	—	14
Bifurcation of adjacent assets	—	—	—	—	1	—	1
Current Quarter Three-Month SS Property Count	**47**	**71**	**—**	**97**	**244**	**9**	**468**

(1) Senior housing triple-net represents properties for which an agreement has been reached to convert to SHOP but have not yet closed.
(2) Life science assets removed from Same-Store due to significant tenant relocations from buildings that were in Same-Store to buildings that are not in Same-Store, where the relocation results in increased revenues to the company.

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Capitalization

Dollars and shares in thousands, except price per share data

TOTAL CAPITALIZATION

	June 30, 2020				
	Shares		Value		Total Value
Common stock (NYSE: PEAK)	538,318	$	27.56	$	14,836,044
Convertible partnership (DownREIT) units	7,325		27.56		201,877
Total Market Equity	**545,643**			**$**	**15,037,921**
Consolidated Debt					6,756,432
Total Market Equity and Consolidated Debt	**545,643**			**$**	**21,794,353**
Share of unconsolidated JV debt					92,245
Total Market Equity and Enterprise Debt	**545,643**			**$**	**21,886,598**

COMMON STOCK AND EQUIVALENTS

		Weighted Average Shares Three Months Ended June 30, 2020				Weighted Average Shares Six Months Ended June 30, 2020			
	Shares Outstanding June 30, 2020	Diluted EPS	Diluted NAREIT FFO	Diluted FFO as Adjusted	Diluted AFFO	Diluted EPS	Diluted NAREIT FFO	Diluted FFO as Adjusted	Diluted AFFO
Common stock	538,318	538,262	538,262	538,262	538,262	522,427	522,427	522,427	522,427
Common stock equivalent securities:									
Restricted stock units[(1)]	1,765	255	255	255	255	263	263	263	263
Equity forward agreements[(2)]	—	—	—	—	—	808	808	808	808
Convertible partnership (DownREIT) units	7,325	—	—	5,501	5,501	—	5,511	5,511	5,511
Total common stock and equivalents	**547,408**	**538,517**	**538,517**	**544,018**	**544,018**	**523,498**	**529,009**	**529,009**	**529,009**

(1) The weighted average shares represent the current dilutive impact, using the treasury stock method, of 1.8 million restricted stock units outstanding as of June 30, 2020.

(2) Represents the current dilutive impact of 32.5 million weighted average shares of common stock under forward sales agreements that were unsettled during a portion of the six months ended June 30, 2020. During 1Q20, all shares under forward sales agreements were settled and are included in our common stock outstanding.

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Indebtedness and Ratios

As of June 30, 2020, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

	Bank LOC & Commercial Paper[1]	Term Loan[2]	Senior Unsecured Notes		Mortgage Debt		Consolidated Debt	Share of Unconsolidated JV Debt		Enterprise Debt	
			Amounts	**Rates %[3]**	**Amounts**	**Rates %[3]**		**Amounts[4]**	**Rates %[3]**	**Amounts**	**Rates %[3]**
2020	$ —	$ —	$ —	—	$ 4,205	—	$ 4,205	$ 10,291	4.24	$ 14,496	4.24
2021	—	—	—	—	16,165	5.26	16,165	46,532	2.83	62,697	3.22
2022	—	—	300,000 [5]	3.37	8,417	—	308,417	14,622	4.44	323,039	3.42
2023	—	—	300,000	4.37	93,609	3.80	393,609	3,122	3.96	396,731	4.23
2024	—	250,000	1,150,000	4.17	6,939	—	1,406,939	—	—	1,406,939	3.64
2025	—	—	1,350,000	3.93	7,287	—	1,357,287	17,972	3.87	1,375,259	3.93
2026	—	—	650,000	3.39	106,687	3.51	756,687	—	—	756,687	3.41
2027	—	—	—	—	36,457	4.20	36,457	—	—	36,457	4.20
2028	—	—	—	—	70,020	3.87	70,020	—	—	70,020	3.87
2029	—	—	650,000	3.65	2,371	—	652,371	—	—	652,371	3.65
Thereafter	—	—	1,650,000	3.79	118,103	4.07	1,768,103	—	—	1,768,103	3.81
	$ —	**$ 250,000**	**$ 6,050,000**		**$ 470,260**		**$ 6,770,260**	**$ 92,539**		**$ 6,862,799**	
(Discounts), premium and debt costs, net	—	(938)	(57,807)		17,272		(41,473)	(294)		(41,767)	
	$ —	**$ 249,062**	**$ 5,992,193**		**$ 487,532**		**$ 6,728,787**	**$ 92,245**		**$ 6,821,032**	
Mortgage debt on assets held for sale[6]	—	—	—		27,645		27,645	—		27,645	
	$ —	**$ 249,062**	**$ 5,992,193**		**$ 515,177**		**$ 6,756,432**	**$ 92,245**		**$ 6,848,677**	
Weighted average interest rate %	—	1.17	3.83		3.87 [7]		3.74	3.54		3.74 [7]	
Weighted average maturity in years	—	3.9	7.0		9.0 [7]		7.0	1.9		7.0 [7]	

(1) The Company has a $2.5 billion unsecured revolving line of credit facility, which matures on May 23, 2023 and contains two six-month extension options. It accrues annual interest at LIBOR plus 82.5 basis points and incurs an annual facility fee of 15 basis points, based on our current unsecured credit rating.
(2) The Company has a $250 million term loan, which matures on May 23, 2024. It accrues annual interest at LIBOR plus 90 basis points, based on our current unsecured credit rating.
(3) Rates are reported in the year in which the related debt matures.
(4) Reflects pro rata share of mortgage debt in our unconsolidated JVs.
(5) On July 9, 2020, we repaid these notes in their entirety.
(6) Includes mortgage debt of $27.6 million on assets held for sale that matures in 2044.
(7) Excludes the impact of mortgage debt held for sale.

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Indebtedness and Ratios As of June 30, 2020, dollars in thousands DEBT STRUCTURE Weighted Average Years to Balance % of Total Rates % Maturity Secured Fixed rate $ 512,060 8 3.94 8.4 Floating rate 50,739 1 2.83 1.8 Combined $ 562,799 9 3.84 7.8 Unsecured Fixed rate 6,050,000 88 3.83 7.0 Floating rate 250,000 3 1.17 3.9 Combined $ 6,300,000 91 3.73 6.8 Total Fixed rate 6,562,060 96 3.84 7.1 Floating rate 300,739 4 1.45 3.6 Combined $ 6,862,799 100 3.74 7.0 (Discounts), premiums and debt costs, net (41,767) $ 6,821,032 Mortgage debt on assets held for sale(1) 27,645 Enterprise Debt $ 6,848,677 FINANCIAL COVENANTS(2) Bank Line of Credit Requirement Actual Compliance Leverage Ratio No greater than 60% 35% Secured Debt Ratio No greater than 40% 3% Unsecured Leverage Ratio No greater than 60% 38% Fixed Charge Coverage Ratio (12 months) No less than 1.50x 3.7x Tangible Net Worth ($ billions) No less than $7.0B $10.9B CREDIT RATINGS (SENIOR UNSECURED DEBT) Moody's Baa1 (Negative) S&P Global BBB+ (Stable) Fitch BBB+ (Stable) (1) Includes mortgage debt of $27.6 million on assets held for sale that matures in 2044. (2) Calculated based on the definitions contained in the credit agreement, which may differ from similar terms used in our consolidated financial statements as provided in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, or other metrics within this document. 19 Return to TOC

Investment Summary For the three and six months ended June 30, 2020, dollars and square feet in thousands INVESTMENT SUMMARY Property Three Months Ended Six Months Ended MSA Date Capacity Count Property Type June 30, 2020 June 30, 2020 ACQUISITIONS CCRC(1) Various January 6,383 Units 13 CCRC $ — $ 540,600 The Post Boston, MA April 426 Sq. Ft. 1 Life science 320,000 320,000 Justice Lane Greenville, SC June 11 Sq. Ft. 1 Medical office 1,591 1,591 OTHER INVESTMENTS Development fundings 77,082 171,972 Redevelopment fundings 31,608 92,625 Loan fundings/preferred equity investment(2) 45,103 54,533 Lease commissions - Dev/Redev/Acq 4,129 11,916 Total 15 $ 479,513 $ 1,193,237 (1) On January 31, 2020, we acquired Brookdale Senior Living's 51% interest in a CCRC joint venture (holding thirteen buildings) for $541 million (based on a gross valuation of $1.06B), bringing our equity ownership to 100%. Property count and units were already included in prior quarters. (2) Includes $25 million Oakmont loan and $12.5 million seller financing. Freedom Village at Bradenton Bradenton, FL 20 ReturnReturn toto TOCTOC

Investment Summary As of and for the six months ended June 30, 2020, dollars and square feet in thousands ASSETS HELD FOR SALE Property Projected Sales Trailing Cash Property Type Capacity Count Price Yield(1) SHOP 2,753 Units 33 $ 255,194 Senior housing triple-net 1,124 Units 12 121,967 CCRC 889 Units 2 53,950 Medical office 360 Sq. Ft. 6 42,526 Other 84 Beds 2 226,700 Total(2) 55 $ 700,337 6.9% DISPOSITIONS Property Sales Price/ Trailing Cash Date Capacity Count Property Type Proceeds Yield(1) Franklin/Morgan City (LA) January 202 Beds 2 Other $ 12,000 Various (GA, IN, OH) February 499 Units 7 SHOP 35,600 Various Brookdale NNN February 2,015 Units 18 Senior housing 405,451 North Fulton Hospital (GA) February 202 Beds 1 Other 82,000 Elko MOB (NV) March 8 Sq. Ft. 1 Medical office 490 Meridian (FL) April 173 Units 1 SHOP 12,350 Arbol (CA) May 163 Units 1 SHOP 16,000 Seminole/Edgwood (MI) June 159 Units 2 SHOP 1,729 Frost Street (CA) June 176 Sq. Ft. 3 Medical office 106,000 Total 36 $ 671,620 6.8% (1) Represents the average yield calculated using Cash NOI for the twelve month period prior to sale for dispositions and for the twelve month period ended June 30, 2020 for assets held for sale. (2) Includes two assets held for sale within unconsolidated JVs. 21 Return to TOC

Developments

As of June 30, 2020, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Project	MSA	Property Count	CIP[1]	Cost to Complete[1]	Total at Completion	Total Project Capacity (Sq. Ft.)	% of Total Project Leased	Project Start	Actual / Estimated Occupancy Initial	Actual / Estimated Occupancy Stabilized[2]
Life Science										
Ridgeview	San Diego, CA	1	$ 16,301	$ 1,635	$ 17,936	81	100	2Q16	4Q20	4Q20
The Shore at Sierra Point - Phase I	San Francisco, CA	1	88,279	9,825	98,104	92	100	4Q17	4Q20	4Q20
75 Hayden	Boston, MA	1	98,341	61,874	160,215	214	100	2Q18	4Q20	3Q21
The Boardwalk[3]	San Diego, CA	3	65,658	98,627	164,285	190	39	4Q19	3Q21	4Q22
The Shore at Sierra Point - Phase II	San Francisco, CA	2	153,844	167,573	321,417	298	61	4Q18	4Q21	2Q22
The Shore at Sierra Point - Phase III	San Francisco, CA	1	27,257	66,257	93,514	103	—	4Q18	1Q22	2Q22
		9	**$ 449,680**	**$ 405,791**	**$ 855,471**	**978**	**66**			
Medical Office[4]										
Ogden	Ogden, UT	1	$ 13,257	$ 4,931	$ 18,188	70	69	2Q19	3Q20	3Q22
Brentwood	Nashville, TN	1	23,702	13,498	37,200	119	49	2Q19	4Q20	4Q22
Oak Hill	Tampa, FL	1	3,748	8,552	12,300	42	65	3Q19	4Q20	1Q22
Orange Park	Jacksonville, FL	1	755	15,815	16,570	63	48	4Q19	4Q21	2Q23
Centennial	Nashville, TN	1	3,068	45,763	48,831	172	45	4Q19	4Q21	4Q23
Raulerson	Miami, FL	1	760	15,775	16,535	52	54	4Q19	4Q21	3Q23
Woman's of Texas	Houston, TX	1	3,252	31,310	34,562	117	36	2Q20	4Q21	4Q23
		7	**$ 48,541**	**$ 135,645**	**$ 184,186**	**635**	**49**			
		16	**$ 498,220**	**$ 541,437**	**$1,039,657**	**1,613**	**59**			

Projected stabilized yields typically range from 6.0% - 8.0%

(1) Includes lease commissions incurred to date and projected lease commissions through Stabilization.
(2) Economic stabilization typically occurs three to six months following Stabilized occupancy.
(3) The Boardwalk includes the Redevelopment of 10275 Science Center Drive. CIP includes land and the net book value of the redeveloped building upon commencement of the project totaling $34 million.
(4) During the quarter, Lee's Summit totaling 52,000 square feet was completed and placed into service.

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Redevelopments and Land Held for Development[1]

As of June 30, 2020, dollars and square feet in thousands; includes JV projects at share

REDEVELOPMENT PROJECTS IN PROCESS

Project[2]	MSA	Property Type	Property Count	Placed in Service	Incremental Costs: CIP[3]	Incremental Costs: Cost to Complete[3]	Incremental Costs: Total	Project Start	Estimated Completion Date[4]
Various SHOP	Various	SHOP	7	$ —	$ 27,715	$ 41,516	$ 69,231	2Q18 - 1Q20	3Q20 - 2Q22
Kendall Atrium	Miami, FL	Medical office	1	480	3,558	4,690	8,728	3Q19	4Q20
Plaza Medical	Dallas, TX	Medical office	1	—	1,398	2,779	4,177	4Q19	4Q20
11149 North Torrey Pines	San Diego, CA	Life science	1	—	5,173	14,233	19,406	1Q20	1Q21
4921 Directors Place	San Diego, CA	Life science	1	—	2,415	18,275	20,690	2Q20	1Q21
Thornton	Denver, CO	Medical office	1	16	54	8,030	8,100	2Q20	4Q21
West Houston I	Houston, TX	Medical office	1	125	65	11,610	11,800	2Q20	3Q21
Sunrise Tower III	Las Vegas, NV	Medical office	1	—	63	14,137	14,200	2Q20	3Q21
			14	**$ 621**	**$ 40,441**	**$ 115,270**	**$ 156,332**		

Projected stabilized cash-on-cash return on incremental capital invested typically ranges from 9.0% to 12.0%

LAND HELD FOR DEVELOPMENT

Project	MSA	Property Type	Gross Site Acreage	Estimated Rentable Sq. Ft. / Units	Investment to Date
Forbes Research Center	San Francisco, CA	Life science	8	326 Sq. Ft.	$ 61,929
Modular Labs III	San Francisco, CA	Life science	2	130 Sq. Ft.	13,542
Directors Place	San Diego, CA	Life science	4	150 Sq. Ft.	8,545
101 CambridgePark Drive	Boston, MA	Life science	1	159 Sq. Ft.	24,616
Oakmont Village	Santa Rosa, CA	SHOP	3	74 Units	2,418
Brandywine	Philadelphia, PA	CCRC	8	67 Units	797
Remaining	Various	Various	2	N/A	3,252
			28		**$ 115,099**

(1) Redevelopments are excluded from Same-Store until they are Stabilized. See Glossary for further definition.
(2) During the quarter, Swedish IV, 10410 Science Center Drive, and three SHOP properties were completed and placed into service.
(3) Includes lease commissions incurred to date and projected lease commissions through Stabilization. See Glossary for further definition.
(4) Excludes the completion of tenant improvements.

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Capital Expenditures

For the three and six months ended June 30, 2020, dollars in thousands, except per unit/square foot

SECOND QUARTER	Senior Housing Triple-net	SHOP	CCRC	Life Science	Medical Office	Other	Total
Portfolio at share							
Recurring capital expenditures	$ —	$ 3,585	$ 1,843	$ 224	$ 2,491	$ —	$ 8,143
Tenant improvements - 2nd generation	—	—	—	1,176	4,010	—	5,186
Lease commissions - 2nd generation	—	—	—	2,985	2,916	—	5,901
AFFO capital expenditures[1]	**$ —**	**$ 3,585**	**$ 1,843**	**$ 4,384**	**$ 9,417**	**$ —**	**$ 19,229**
Revenue enhancing capital expenditures	2,114	2,703	6,115	2,443	4,475	—	17,849
Casualty related capital expenditures	—	348	259	—	—	—	607
Initial Capital Expenditures ("ICE")	—	252	6,524	1,555	93	—	8,425
Tenant improvements - 1st generation	—	—	—	26,095	4,657	—	30,752
Lease commissions - Dev/Redev/Acq	—	—	—	3,779	351	—	4,129
Development	—	272	—	55,600	21,210	—	77,082
Redevelopment	—	3,785	24	21,164	6,636	—	31,608
Capitalized interest	—	333	—	5,889	504	—	6,726
Total capital expenditures	**$ 2,114**	**$ 11,277**	**$ 14,765**	**$ 120,910**	**$ 47,342**	**$ —**	**$ 196,407**
Recurring capital expenditures per unit/sq. ft.	(2)	$249 per Unit	$234 per Unit	$0.02 per Sq. Ft.	$0.13 per Sq. Ft.		

YTD	Senior Housing Triple-net	SHOP	CCRC	Life Science	Medical Office	Other	Total
Portfolio at share							
Recurring capital expenditures	$ —	$ 7,554	$ 3,998	$ 896	$ 4,458	$ —	$ 16,906
Tenant improvements - 2nd generation	—	—	—	5,281	10,405	—	15,685
Lease commissions - 2nd generation	—	—	—	4,411	5,961	—	10,372
AFFO capital expenditures[1]	**$ —**	**$ 7,554**	**$ 3,998**	**$ 10,587**	**$ 20,824**	**$ —**	**$ 42,964**
Revenue enhancing capital expenditures	3,941	8,722	10,640	4,828	9,402	—	37,533
Casualty related capital expenditures	—	480	286	—	—	—	767
Initial Capital Expenditures ("ICE")	—	773	7,515	2,779	190	—	11,258
Tenant improvements - 1st generation	—	—	—	40,656	12,397	—	53,053
Lease commissions - Dev/Redev/Acq	—	—	—	11,350	566	—	11,916
Development	—	91	—	134,459	37,423	—	171,972
Redevelopment	—	10,263	24	72,133	10,205	—	92,625
Capitalized interest	—	704	10	12,175	820	—	13,709
Total capital expenditures	**$ 3,941**	**$ 28,588**	**$ 22,474**	**$ 288,967**	**$ 91,827**	**$ —**	**$ 435,797**
Recurring capital expenditures per unit/sq. ft.	(2)	$527 per Unit	$547 per Unit	$0.10 per Sq. Ft.	$0.23 per Sq. Ft.		

(1) Includes AFFO capital expenditures on unconsolidated JVs for the quarter of $0.6 million and $2.6 million year-to-date. Excludes non-controlling interest on AFFO capital expenditures on consolidated joint ventures for the quarter of $0.1 million and $0.2 million year-to-date.

(2) Senior housing triple-net per unit is not presented as it is not meaningful.

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Portfolio Diversification As of and for the quarter ended June 30, 2020, dollars in thousands PORTFOLIO INCOME BY MSA Property Senior Housing Medical MSA Count(1) Triple-net SHOP CCRC Life Science Office Other Total % of Total San Francisco, CA 84 $ 1,443 $ 2,618 $ — $ 67,732 $ 823 $ — $ 72,616 25 San Diego, CA 38 — 796 — 15,540 2,368 — 18,704 7 Dallas, TX 41 453 1,479 — — 15,295 1,413 18,640 7 Boston, MA 12 (4) 559 — 14,708 92 — 15,355 5 Houston, TX 42 288 3,337 812 — 7,134 348 11,918 4 Los Angeles, CA 15 2,070 2,858 — — 1,174 3,859 9,961 3 Philadelphia, PA 7 — 182 5,550 — 3,620 — 9,352 3 Tampa, FL 11 577 194 8,069 — 490 — 9,329 3 Seattle, WA 12 1,439 (101) — — 6,090 — 7,428 3 Denver, CO 20 — 689 — — 5,360 — 6,050 2 Remaining 336 17,840 13,676 17,625 3,492 43,464 5,129 101,226 36 Portfolio Cash NOI 618 $ 24,104 $ 26,288 $ 32,056 $ 101,473 $ 85,911 $ 10,749 $ 280,581 99 Interest income — — — — — — 4,230 4,230 1 Portfolio Income 618 $ 24,104 $ 26,288 $ 32,056 $ 101,473 $ 85,911 $ 14,979 $ 284,810 100 (1) Excludes fifteen properties in Development. 25 Return to TOC

Portfolio Diversification

As of and for the quarter ended June 30, 2020, dollars in thousands

PORTFOLIO INCOME BY OPERATOR/TENANT

	Tenant/Credit Exposure							Operator Exposure				
Operator/Tenant	Property Count[1]	Senior Housing Triple-net	Life Science	Medical Office	Other	Total	% of Portfolio Income	Property Count[1]	SHOP	CCRC	Total	% of Portfolio Income
Life Care Services	—	$ —	$ —	$ —	$ —	$ —	—	16	$ 1,749	$ 25,519	$ 27,268	10
Hospital Corp of America[2]	90	—	—	22,002	—	22,002	8	—	—	—	—	—
Brookdale Senior Living	25	11,723	—	—	—	11,723	4	22	5,338	507	5,845	2
Amgen	7	—	13,733	—	—	13,733	5	—	—	—	—	—
Sunrise Senior Living	2	225	—	—	—	225	—	40	5,737	6,030	11,768	4
Remaining	338	12,156	87,739	63,909	14,979	178,784	63	78	13,463	—	13,463	5
Portfolio Income	**462**	**$ 24,104**	**$ 101,473**	**$ 85,911**	**$ 14,979**	**$ 226,466**	**80**	**156**	**$ 26,288**	**$ 32,056**	**$ 58,344**	**20**

PRO FORMA PORTFOLIO INCOME BY OPERATOR/TENANT[3]

	Tenant/Credit Exposure							Operator Exposure				
Operator/Tenant	Property Count[1]	Senior Housing Triple-net	Life Science	Medical Office	Other	Total	% of Portfolio Income	Property Count[1]	SHOP	CCRC	Total	% of Portfolio Income
Life Care Services	—	$ —	$ —	$ —	$ —	$ —	—	16	$ 1,719	$ 25,519	$ 27,238	10
Hospital Corp of America[2]	90	—	—	22,002	—	22,002	8	—	—	—	—	—
Brookdale Senior Living	24	10,740	—	—	—	10,740	4	20	6,332	—	6,332	2
Amgen	7	—	13,733	—	—	13,733	5	—	—	—	—	—
Sunrise Senior Living	—	—	—	—	—	—	—	31	6,015	6,030	12,046	4
Remaining	318	9,119	87,739	61,398	11,172	169,428	61	57	13,323	—	13,323	5
Portfolio Income	**439**	**$ 19,859**	**$ 101,472**	**$ 83,400**	**$ 11,172**	**$ 215,903**	**79**	**124**	**$ 27,390**	**$ 31,549**	**$ 58,939**	**21**

(1) Excludes fifteen properties in Development.
(2) Includes Cash NOI for 1.4 million square feet in five properties that are 100% leased to HCA, and 3.0 million square feet in 85 properties partially leased to HCA.
(3) Pro forma to exclude certain previously announced transactions and to reflect acquisitions, dispositions and operator transitions as if they occurred on the first day of the quarter.

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Expirations, Maturities and Purchase Options

As of June 30, 2020, dollars in thousands

EXCLUDES PURCHASE AND PREPAYMENT OPTIONS

			Annualized Base Rent[1]					
Year	**Total**	**% of Total**	**Senior Housing Triple-net**	**Life Science**	**Medical Office**	**Other**	**Interest Income**
2020[2]	$ 51,652	5	$ —	$ 8,063	$ 42,605	$ —	$ 984
2021	88,554	9	—	30,147	57,616	—	790
2022	110,132	11	1,977	32,441	53,745	12,594	9,375
2023[3]	103,339	10	9,869	47,032	44,568	—	1,869
2024	79,985	8	—	26,781	43,908	9,296	—
2025	123,157	12	—	55,072	68,084	—	—
2026	45,645	5	—	23,955	17,982	—	3,708
2027	108,080	11	46,828	44,908	16,345	—	—
2028	62,048	6	14,225	24,837	22,986	—	—
2029	77,628	8	—	64,172	13,456	—	—
Thereafter	139,676	14	19,222	76,522	38,474	5,458	—
Total	**$ 989,897**	**100**	**$ 92,120**	**$ 433,933**	**$ 419,769**	**$ 27,349**	**$ 16,726**
Weighted average maturity in years	5.5		7.6	6.2	4.3	4.5	3.2

MATERIAL NEAR-TERM PURCHASE OPTIONS

Maturity Year	**Option Date[4]**	**Name**	**MSA**	**Property Type**	**Annualized Base Rent[1]**	**Option Price**
2024[5]	5/2021	Hoag Hospital Irvine	Los Angeles, CA	Other	$ 15,636	$ 226,200
2022	2/2022	Frye Regional Medical Center	Hickory, NC	Other	8,601	67,675

(1) Annualized Base Rent does not include tenant recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(2) Includes month-to-month and holdover leases.
(3) Senior housing triple-net includes $7.0 million related to a two-property master lease with Sunrise Senior Living for which we have reached an agreement to convert to SHOP.
(4) Reflects the earliest point at which the purchase option can be exercised.
(5) Includes Annualized Base Rent for property held for sale pursuant to the exercise of a purchase option by the tenant. Closing is expected in May 2021 for a price of $226.2 million and a non–refundable deposit of $7 million has been received.

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Triple-Net Master Lease Profile(1) % of Weighted (1) Excludes properties held for sale or sold, master leases with properties acquired during the Portfolio Cash Average period required to calculate CFC, and master leases that include newly completed NOI and # of Leases/ Maturity in (3) developments that are not Stabilized. Additionally, excludes a data point representing two Facility EBITDAR CFC Interest Income Data Points Years Guaranty Sunrise properties for which an agreement has been reached to convert to SHOP in 2020. Less than 1.0x 1.6 2 7.6 100.0% (2) Represents ten properties, including two properties that are currently in individual leases 1.00x - 1.25x 3.9 1 7.5 100.0% due to lender requirements. Upon debt repayment, the leases of these two properties transfer to the overall master lease. 1.26x - 1.50x 1.7 1 10.3 100.0% (3) Represents the percentage of total Cash NOI supported by a corporate guaranty. 1.51x and above 0.7 1 4.0 100.0% 28 Return to TOC

Senior Housing Triple-net(1)

As of and for the quarter ended June 30, 2020, dollars in thousands, except REVPOR

INVESTMENTS

Operator	Portfolio Investment	Portfolio Cash NOI	Straight-line Rent Balance(2)	Count	Units	Occupancy %	REVPOR Triple-Net	Facility EBITDARM CFC	Facility EBITDAR CFC
Brookdale Senior Living	$ 457,719	$ 11,723	$ 36,013	25	2,711	87.2	$ 5,400	1.18x	1.01x
Aegis Living	182,152	4,805	6,482	10	702	92.2	9,219	1.45x	1.27x
Harbor Retirement Associates	136,835	3,708	1,860	8	790	84.8	5,187	1.05x	0.90x
Capital Senior Living(3)	100,387	2,105	—	8	852	N/A	N/A	N/A	N/A
Saber Healthcare	41,185	954	—	3	281	43.9	4,314	0.34x	0.25x
Remaining	106,382	808	554	8	512	86.1	4,714	0.85x	0.68x
Total(3)(4)	**$ 1,024,660**	**$ 24,104**	**$ 44,909**	**62**	**5,848**	**86.4**	**$ 5,971**	**1.19x**	**1.02x**

SAME-STORE

	2Q19	3Q19	4Q19	1Q20	2Q20
Property count	47	47	47	47	47
Portfolio Investment	$ 775,064	$ 775,815	$ 776,339	$ 778,091	$ 780,166
Units	4,367	4,367	4,367	4,367	4,364
Occupancy %(3)	87.1	86.1	86.6	87.2	86.4
REVPOR Triple-net(3)	$ 5,840	$ 5,865	$ 5,861	$ 5,873	$ 5,971
Facility EBITDARM CFC(3)	1.27x	1.25x	1.22x	1.22x	1.19x
Facility EBITDAR CFC(3)	1.10x	1.08x	1.06x	1.05x	1.02x
Portfolio Real Estate Revenues	$ 19,254	$ 20,917	$ 20,932	$ 20,528	$ 20,590
Portfolio Operating Expenses	(44)	(45)	(38)	(49)	(49)
Portfolio NOI	**$ 19,210**	**$ 20,872**	**$ 20,895**	**$ 20,479**	**$ 20,541**
Portfolio Cash Real Estate Revenues	$ 19,673	$ 19,672	$ 19,808	$ 19,943	$ 20,316
Portfolio Cash Operating Expenses	(30)	(31)	(24)	(35)	(35)
Portfolio Cash NOI	**$ 19,643**	**$ 19,641**	**$ 19,784**	**$ 19,908**	**$ 20,281**
Year-Over-Year Three-Month SS Growth					**3.2%**

(1) Properties that are held for sale are included in property count, Investment, Cash NOI, and units, but are excluded from Straight-line Rent Balance, Occupancy, REVPOR Triple-net, Facility EBITDARM CFC and Facility EBITDAR CFC.

(2) Accounts receivable balance is zero as of June 30, 2020.

(3) Occupancy, REVPOR Triple-net, Facility EBITDARM, and Facility EBITDAR CFC exclude eight Capital Senior Living properties that are held for sale or for which an agreement for early termination has been reached.

(4) The Facility EBITDAR CFC presented above is for the twelve months ended March 31, 2020. Based on the latest preliminary financials received (May or June), the Facility EBITDAR CFC for the twelve months ended June 30, 2020 is 0.95x. Exclusive of identifiable COVID-19 related expenses reported to date, preliminary Facility EBITDAR CFC for the twelve months ended June 30, 2020 would be 0.99x. Occupancy presented above is for the three months ended March 31, 2020. Based on the latest preliminary financials received (May or June), the Occupancy for the three months ended June 30, 2020 is 81.4%.

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Senior Housing Triple-net | New Supply

As of and for the quarter ended June 30, 2020, dollars in thousands

NEW SUPPLY ANALYSIS

MSA	Senior Housing Triple-net Portfolio: Units	Senior Housing Triple-net Portfolio: Portfolio Cash NOI	Senior Housing Triple-net Portfolio: % of Triple-net Portfolio Cash NOI	5-Mile Radius[1]: Properties/ Units Under Construction[2]	5-Mile Radius[1]: Portfolio Cash NOI Exposed to New Supply[3]	5-Mile Radius[1]: 5-Year 80+ Population Growth % 2020-2025	5-Mile Radius[1]: 80+ Penetration Rate %	5-Mile Radius[1]: Median Household Income	5-Mile Radius[1]: Median Home Value	5-Mile Radius[1]: Unemployment %
US National Average						*15.8*	*12.0*	*$ 62*	*$ 252*	*11.8*
Los Angeles, CA	305	$ 2,070	8.6	1 / 40	$ 508	15.1	7.3	89	718	13.2
Jacksonville, FL	397	1,709	7.1	-- / --	—	20.5	29.7	63	254	7.6
Sebastian, FL	298	1,489	6.2	-- / --	—	14.7	10.8	56	272	14.7
Austin, TX	269	1,484	6.2	-- / --	—	18.7	17.0	79	591	9.6
San Francisco, CA	214	1,443	6.0	-- / --	—	16.4	10.1	114	993	11.4
Seattle, WA	206	1,439	6.0	2 / 147	1,439	16.2	13.6	98	734	6.1
Portland, OR	438	1,422	5.9	1 / 198	263	24.5	23.4	72	402	9.8
Charlotte, NC	336	1,083	4.5	-- / --	—	26.8	16.9	67	259	13.5
Tucson, AZ	282	870	3.6	1 / 24	870	15.5	32.5	67	363	6.6
New York, NY	278	852	3.5	-- / --	—	11.5	2.3	110	547	11.2
Bremerton, WA	103	734	3.0	-- / --	—	28.5	—	82	377	3.8
Ventura, CA	84	606	2.5	-- / --	—	16.7	13.2	76	623	15.7
Tampa, FL	99	577	2.4	-- / --	—	13.9	8.5	61	270	7.1
Amarillo, TX	132	529	2.2	-- / --	—	12.0	—	72	164	2.7
Sacramento, CA	272	514	2.1	-- / --	—	14.8	12.6	68	381	12.0
Fort Myers, FL	116	494	2.1	-- / --	—	18.0	14.7	47	196	22.2
Washington, DC	79	469	1.9	-- / --	—	33.3	10.2	123	397	10.8
Dallas, TX	206	453	1.9	1 / 126	147	24.5	17.5	79	250	8.4
St. Louis, MO	179	436	1.8	-- / --	—	11.4	5.6	69	219	3.5
Tallahassee, FL	84	379	1.6	-- / --	—	21.8	—	44	187	3.8
Remaining	1,471	5,054	21.0	5 / 422	998	22.4	11.8	68	242	6.4
Total	**5,848**	**$ 24,104**	**100.0**	**11 / 957**	**$ 4,225**	**17.2**	**12.5**	**$ 77**	**$ 420**	**9.3**
% of Total Portfolio Income					**1.5%**					

(1) Demographic data provided by StratoDem Analytics for 2020. Construction and supply data provided by National Investment Center for Senior Housing and Care ("NIC") for the quarter ended June 30, 2020. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.

(2) Represents the number of properties and units with similar care types that are under construction.

(3) Represents total Portfolio Cash NOI exposed to new construction and material expansions.

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SHOP(1)

As of and for the quarter ended June 30, 2020, dollars in thousands, except REVPOR

INVESTMENTS

	Property Count	Portfolio Investment	Portfolio Cash NOI(2)(3)	Units	Occupancy %(4)	REVPOR SHOP(3)
Operator						
Oakmont Senior Living	12	$ 575,496	$ 7,336	1,049	88.9	$ 8,051
Sunrise Senior Living	38	883,733	5,737	3,744	74.0	7,425
Brookdale Senior Living	20	436,692	5,338	3,453	82.6	3,993
Discovery Senior Living	10	475,035	2,054	1,428	76.2	4,350
Atria Senior Living	27	547,783	1,940	3,445	84.1	4,476
Remaining	32	561,068	3,883	3,113	81.1	5,253
Total	**139**	**$ 3,479,806**	**$ 26,288**	**16,232**	**79.8**	**$ 5,738**

TOTAL SHOP PORTFOLIO

	2Q19	3Q19	4Q19	1Q20	2Q20
Property count	144	148	141	141	139
Investment	$ 3,763,585	$ 4,039,969	$ 3,520,342	$ 3,461,980	$ 3,479,806
Units	16,981	17,130	16,452	16,609	16,232
Occupancy %	82.1	83.4	85.8	85.7	79.8
REVPOR SHOP	$ 4,917	$ 5,314	$ 5,538	$ 5,810	$ 5,738
Portfolio Real Estate Revenues	$ 182,400	$ 216,703	$ 214,314	$ 196,188	$ 181,952
Portfolio Operating Expenses before management fee	(133,920)	(160,255)	(160,580)	(148,386)	(148,877)
Management fee	(7,650)	(9,374)	(7,946)	(7,323)	(6,905)
Portfolio NOI(2)(3)	**$ 40,830**	**$ 47,073**	**$ 45,789**	**$ 40,479**	**$ 26,169**
Portfolio Cash Real Estate Revenues	$ 183,534	$ 217,660	$ 215,056	$ 196,737	$ 182,059
Portfolio Cash Operating Expenses before management fee	(134,156)	(160,473)	(160,705)	(148,404)	(148,866)
Management Fee	(7,650)	(9,374)	(7,946)	(7,323)	(6,905)
Portfolio Cash NOI(2)(3)	**$ 41,727**	**$ 47,812**	**$ 46,405**	**$ 41,010**	**$ 26,288**
Portfolio Cash NOI Margin %	22.7	22.0	21.6	20.8	14.4

(1) Properties that are held for sale are included in property count, Portfolio Investment, Portfolio Cash NOI, and units, but are excluded from Occupancy and REVPOR SHOP.
(2) Includes identifiable COVID-19 related expenses for 1Q20 and 2Q20 of $2.6 million and $12.8 million, respectively.
(3) Includes government grants under the CARES Act of $2.5 million.
(4) SHOP spot occupancy as of June 30, 2020 was 78.9%.

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SHOP | MSA

As of and for the quarter ended June 30, 2020, dollars in thousands, except REVPOR

OPERATING PORTFOLIO METRICS

MSA	Portfolio Investment	Portfolio Cash NOI	% of SHOP Portfolio Cash NOI	Units[1] AL	Units[1] IL	Occupancy %	REVPOR SHOP[1] AL	REVPOR SHOP[1] IL
Houston, TX	$ 207,710	$ 3,337	12.7	311	1,723	83.9	$ 4,822	$ 2,936
Los Angeles, CA	307,911	2,858	10.9	678	—	82.4	8,649	—
San Francisco, CA	135,108	2,618	10.0	273	—	95.3	8,683	—
Dallas, TX	138,398	1,479	5.6	483	621	71.8	4,202	3,029
Sacramento, CA	97,444	1,230	4.7	158	—	92.7	8,020	—
New York, NY	224,065	1,120	4.3	718	—	72.6	7,906	—
Killeen, TX	61,033	1,086	4.1	—	231	78.3	—	5,696
Chicago, IL	147,380	952	3.6	249	610	80.7	6,043	3,538
Sarasota, FL	79,911	905	3.4	126	164	94.3	4,552	—
Melbourne, FL	75,617	846	3.2	—	163	94.5	—	4,910
San Diego, CA	55,950	796	3.0	243	—	91.5	6,472	—
Riverside, CA	85,330	758	2.9	312	—	88.4	5,897	—
Omaha, NE	36,137	726	2.8	150	—	73.4	9,369	—
San Jose, CA	51,720	708	2.7	66	—	91.1	10,338	—
Denver, CO	75,489	689	2.6	154	437	76.2	4,532	4,129
Washington, DC	233,689	636	2.4	975	100	69.8	7,758	—
Victoria, TX	19,126	633	2.4	—	197	92.2	—	3,751
Memphis, TN	46,264	606	2.3	—	182	82.0	—	6,369
Charlotte, NC	45,746	598	2.3	135	—	92.4	4,759	—
St. Louis, MO[2]	40,276	587	2.2	152	—	N/A	N/A	N/A
Remaining	1,315,505	3,120	11.9	5,174	1,447	78.4	6,005	3,969
Total	**$ 3,479,806**	**$ 26,288**	**100.0**	**10,357**	**5,875**	**79.8**	**$ 6,664**	**$ 3,825**

(1) Units and REVPOR SHOP are based on the majority type within each community. AL includes needs-based care, such as memory care.
(2) St. Louis properties are excluded from occupancy and REVPOR SHOP metrics as they are held for sale.

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SHOP | Same-Store

Dollars in thousands, except REVPOR

		2Q19		3Q19		4Q19		1Q20		2Q20	Sequential Growth	Year-Over-Year Growth
Property count		71		71		71		71		71	—	—
Portfolio Investment	$	1,856,983	$	1,866,533	$	1,867,585	$	1,872,931	$	1,876,002	0.2%	1.0%
Units		9,368		9,368		9,368		9,366		9,362	— %	(0.1%)
Occupancy %		84.7		85.1		85.2		84.6		79.1	-550 bps	-560 bps
REVPOR SHOP	$	5,100	$	5,087	$	5,070	$	5,177	$	5,128	(0.9%)	0.5%
Portfolio Real Estate Revenues	$	99,719	$	100,043	$	99,937	$	101,423	$	93,923	(7.4%)	(5.8%)
Portfolio Operating Expenses before management fee		(69,167)		(71,315)		(71,534)		(72,980)		(73,730)	1.0%	6.6%
Management Fee		(3,820)		(3,841)		(3,736)		(3,614)		(3,702)	2.4%	(3.1%)
Portfolio NOI	**$**	**26,732**	**$**	**24,887**	**$**	**24,667**	**$**	**24,829**	**$**	**16,491**	**(33.6%)**	**(38.3%)**
Portfolio Cash Real Estate Revenues	$	99,941	$	100,132	$	99,898	$	101,299	$	93,805	(7.4%)	(6.1%)
Portfolio Cash Operating Expenses before management fee		(69,184)		(71,416)		(71,584)		(72,967)		(73,679)	1.0%	6.5%
Management Fee		(3,820)		(3,841)		(3,736)		(3,614)		(3,702)	2.4%	(3.1%)
Portfolio Cash NOI	**$**	**26,937**	**$**	**24,876**	**$**	**24,578**	**$**	**24,718**	**$**	**16,425**	**(33.5%)**	**(39.0%)** [1]
Portfolio Cash NOI Margin %		27.0		24.8		24.6		24.4		17.5	(6.9%)	(9.5%)

(1) Same-Store year-over-year three-month Portfolio Cash NOI growth includes government grants under the CARES Act of $1.9 million and identifiable COVID-19 expenses of $6.3 million in the SHOP portfolio.

Oakmont San Jose
San Jose, CA



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SHOP | Non-Same-Store[1][2]

Dollars in thousands, except REVPOR

	3Q19 Property Count	3Q19 Portfolio Cash NOI	4Q19 Property Count	4Q19 Portfolio Cash NOI	1Q20 Property Count	1Q20 Portfolio Cash NOI	2Q20 Property Count	2Q20 Portfolio Cash NOI
Same-Store	48	$ 20,815	29	$ 10,591	50	$ 17,938	71	$ 16,425
Segment conversions[3]	43	16,105	34	24,437	35	13,245	15	6,523
Acquisitions	17	7,094	17	8,207	17	8,520	8	4,093
Assets in Redevelopment & Redevelopment completed but not Stabilized	11	3,503	7	1,750	10	2,387	10	798
Assets in Development & Development completed but not Stabilized	—	—	—	—	2	(350)	2	66
Assets held for sale	20	907	28	1,042	27	1,143	33	248
Assets sold	—	(80)	—	(332)	—	(219)	—	(108)
Other non-SS NOI	—	(1,531)	—	(944)	—	(1,655)	—	(1,756)
Total SHOP	**139**	**$ 46,814**	**115**	**$ 44,749**	**141**	**$ 41,010**	**139**	**$ 26,288**

	3Q19 Occupancy %[4]	3Q19 REVPOR SHOP[5]	4Q19 Occupancy %[4]	4Q19 REVPOR SHOP[5]	1Q20 Occupancy %[4]	1Q20 REVPOR SHOP[5]	2Q20 Occupancy %[4]	2Q20 REVPOR SHOP[5]
Same-Store	86.5	$ 4,315	87.4	$ 4,675	87.0	$ 4,630	79.1	$ 5,128
Segment conversions[3]	83.4	7,330	86.4	6,163	85.1	7,266	80.8	7,482
Acquisitions	79.6	5,803	81.4	5,985	82.3	6,053	85.9	8,916
Assets in Redevelopment & Redevelopment completed but not Stabilized	75.2	4,756	72.4	4,372	76.6	4,712	72.3	4,832
Assets in Development & Development completed but not Stabilized	—	—	—	—	49.0	5,757	62.5	5,054
Assets held for sale	73.0	4,459	75.4	4,820	74.8	5,543	74.1	4,735
Assets sold	70.6	3,069	63.8	4,082	93.4	4,102	64.9	7,735
Total SHOP	**82.2**	**$ 5,335**	**82.2**	**$ 5,426**	**82.4**	**$ 5,590**	**77.3**	**$ 5,476**

(1) Information presented is as originally reported for each quarter. See the Earnings Release and Supplemental report and the Discussion and Reconciliation of Non-GAAP Financial Measures found at http://ir.healthpeak.com/quarterly-results for each quarter for further information on the Same-Store Portfolio Cash NOI definition, uses and inherent limitations, and reconciliation to the most directly comparable financial measures calculated and presented in accordance with GAAP.
(2) Property count is as of the end of each quarter presented and Portfolio Cash NOI represents the full period a property was held in each quarter presented.
(3) Represents properties converted to SHOP that do not meet the criteria for SS for the period presented due to the twelve-month Stabilization period following conversion. A property must be in a consistent reporting structure for the full period presented and the year-over-year comparison period in order to be included in SS.
(4) Occupancy represents the facilities' average operating occupancy for the periods presented, based on units, weighted to reflect our share and excludes facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators without independent verification by us.
(5) REVPOR SHOP represents the average Cash Real Estate Revenues per occupied unit for the periods presented. REVPOR cannot be derived from the information presented for the SHOP portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share.

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SHOP | New Supply

As of and for the quarter ended June 30, 2020, dollars in thousands

NEW SUPPLY ANALYSIS

MSA	SHOP Units	SHOP Portfolio Cash NOI	SHOP % of SHOP Portfolio Cash NOI	Properties/ Units Under Construction(2)	Portfolio Cash NOI Exposed to New Supply(3)	5-Mile Radius(1) 5-Year 80+ Population Growth % 2020-2025	5-Mile Radius(1) 80+ Penetration Rate %	5-Mile Radius(1) Median Household Income	5-Mile Radius(1) Median Home Value	5-Mile Radius(1) Unemployment%
US National Average						*15.8*	*12.0*	*$ 62*	*$ 252*	*11.8*
Houston, TX	2,034	$ 3,337	12.7	3 / 590	$ 1,983	23.8	19.8	87	337	8.4
Los Angeles, CA	678	2,858	10.9	1 / 142	1,036	15.1	6.1	103	953	13.3
San Francisco, CA	273	2,618	10.0	-- / --	—	16.8	11.4	94	741	12.8
Dallas, TX	1,104	1,479	5.6	1 / 126	65	24.5	16.2	73	228	11.1
Sacramento, CA	158	1,230	4.7	3 / 288	1,230	16.6	18.1	90	466	12.0
New York, NY	718	1,120	4.3	3 / 416	106	10.3	8.2	106	531	9.8
Killeen, TX	231	1,086	4.1	-- / --	—	18.6	—	56	150	3.0
Chicago, IL	859	952	3.6	2 / 227	—	15.5	14.0	84	263	12.2
Sarasota, FL	290	905	3.4	1 / 198	385	14.2	10.3	58	261	16.9
Melbourne, FL	163	846	3.2	-- / --	—	14.8	9.0	65	277	7.2
San Diego, CA	243	796	3.0	-- / --	—	13.3	17.3	87	608	14.8
Riverside, CA	312	758	2.9	1 / 124	187	19.4	5.3	91	536	13.4
Omaha, NE	150	726	2.8	-- / --	—	14.7	23.9	66	188	6.0
San Jose, CA	66	708	2.7	1 / 200	708	13.3	8.4	115	2,036	13.2
Denver, CO	591	689	2.6	3 / 571	158	16.8	16.3	64	446	12.8
Washington, DC	1,075	636	2.4	5 / 523	91	20.1	8.2	109	543	7.9
Victoria, TX	197	633	2.4	-- / --	—	11.6	—	58	159	3.5
Memphis, TN	182	606	2.3	3 / 640	606	18.4	22.4	72	271	4.1
Charlotte, NC	135	598	2.3	-- / --	—	25.2	17.1	81	319	11.9
St. Louis, MO	152	587	2.2	1 / 65	80	11.5	10.5	103	346	2.1
Remaining	6,621	3,120	11.9	13 / 1,399	1,989	15.1	13.2	68	358	11.0
Total	**16,232**	**$ 26,288**	**100.0**	**41 / 5,509**	**$ 8,624**	**16.2**	**12.2**	**$ 82**	**$ 467**	**10.5**
% of Total Portfolio Income					**3.0%**					

(1) Demographic data provided by StratoDem Analytics for 2020. Construction and supply data provided by NIC for the quarter ended June 30, 2020. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.
(2) Represents the number of properties and units with similar care types that are under construction.
(3) Represents total Portfolio Cash NOI exposed to new construction and material expansions.

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CCRC(1)

As of and for the quarter ended June 30, 2020, dollars in thousands, except REVPOR

CCRC

	Property Count	Portfolio Investment	Portfolio Real Estate Revenues, excluding NREFS	NREF Amortization	Portfolio Cash Opex	Portfolio Adjusted NOI	Units	Occupancy %(2)	REVPOR CCRC	NREF Cash Collections
Operator										
Life Care Services	13	$ 1,821,871	$ 89,739	$ 16,318	$ (80,537)	$ 25,519	6,380	80.4	6,895	$ 10,328
Sunrise Senior Living	2	336,203	16,995	2,746	(13,711)	6,030	1,052	81.0	7,727	633
Brookdale Senior Living	2	60,679	4,803	507	(4,804)	507	889	N/A	N/A	—
Total	**17**	**$ 2,218,752**	**$ 111,537**	**$ 19,571**	**$ (99,052)**	**$ 32,056**	**8,321**	**80.4**	**7,014**	**$ 10,961**

TOTAL CCRC PORTFOLIO

	2Q19	3Q19	4Q19(3)	1Q20(4)	2Q20
Property count	15	15	17	17	17
Investment	$ 739,505	$ 739,889	$ 1,082,447	$ 2,205,032	$ 2,218,752
Units	7,270	7,272	8,323	8,321	8,321
Occupancy %	85.7	85.1	85.8	86.2	80.4
REVPOR CCRC	$ 5,262	$ 5,243	$ 5,290	$ 6,507	$ 7,014 (5)(6)
Portfolio Real Estate Revenues	$ 52,835	$ 52,671	$ 56,642	$ 113,427	$ 131,112
Portfolio Operating Expenses before management fee	(39,785)	(40,502)	(42,755)	(78,318)	(95,440)
Management fee(7)	(2,671)	(2,691)	(2,908)	(96,201)	(3,635)
Portfolio NOI(5)(8)	**$ 10,380**	**$ 9,478**	**$ 10,980**	**$ (61,091)**	**$ 32,037**
Portfolio Cash Real Estate Revenues	$ 57,696	$ 58,419	$ 59,887	$ 113,250	$ 131,108
Portfolio Cash Operating Expenses before management fee	(39,901)	(40,615)	(42,846)	(78,283)	(95,417)
Management Fee	(2,671)	(2,691)	(2,908)	(4,498)	(3,635)
Portfolio Adjusted NOI(5)(8)	**$ 15,124**	**$ 15,112**	**$ 14,134**	**$ 30,469**	**$ 32,056**
Portfolio Adjusted NOI Margin %	26.2	25.9	23.6	26.9	24.5

(1) Non-refundable entrance fees ("NREFs") of $492.5 million and Refundable entrance fees of $333.3 million appear on our Consolidated Balance Sheet in the Deferred revenue line and Accounts payable, accrued liabilities and other liabilities line, respectively. These balances exclude the two assets in the Brookdale Senior Living joint venture that are held for sale.
(2) CCRC spot occupancy as of June 30, 2020 was 79.5% composed of 83.4% for non-SNF care types (AL, IL, and memory care) and 59.9% for SNF.
(3) Includes the December 2019 conversion of two Sunrise Senior Living assets from a triple-net lease to a RIDEA structure.
(4) Includes the February 2020 acquisition of 51% interest in the Brookdale Senior Living's CCRC joint venture (holding thirteen buildings), bringing our equity ownership to 100%.
(5) Includes government grants under the CARES Act of $12.4 million for 2Q20.
(6) 2Q20 REVPOR excluding NREF amortization would be $5,951.
(7) 1Q20 includes management termination fee expense related to Healthpeak's acquisition of Brookdale's 51% interest in thirteen CCRCs.
(8) Includes identifiable COVID-19 related expenses for 1Q20 and 2Q20 of $0.3 million and $7.4 million, respectively.

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Life Science As of and for the quarter ended June 30, 2020, dollars and square feet in thousands INVESTMENTS(1) Property Portfolio Portfolio Cash Square Occupancy MSA Count Investment NOI Feet % San Francisco, CA 77 $ 3,592,244 $ 67,732 5,068 95.5 San Diego, CA 34 1,003,468 15,540 2,245 97.6 Boston, MA 9 1,201,187 14,708 1,389 100.0 Remaining 7 147,299 3,492 476 100.0 127 $ 5,944,198 $ 101,473 9,178 96.9 SAME-STORE 2Q19 3Q19 4Q19 1Q20 2Q20 Property Count 97 97 97 97 97 Portfolio Investment $ 3,474,705 $ 3,491,968 $ 3,516,342 $ 3,533,400 $ 3,548,068 Square Feet 6,159 6,159 6,159 6,156 6,156 Occupancy % 95.6 97.2 95.6 95.2 97.9 Portfolio Real Estate Revenues $ 84,800 $ 87,088 $ 84,561 $ 85,115 $ 87,922 Portfolio Operating Expenses (20,458) (21,464) (21,049) (19,999) (20,761) Portfolio NOI $ 64,343 $ 65,623 $ 63,512 $ 65,116 $ 67,161 Portfolio Cash Real Estate Revenues $ 82,522 $ 85,039 $ 84,097 $ 83,435 $ 87,352 Portfolio Cash Operating Expenses (20,445) (21,451) (21,036) (19,986) (20,748) Portfolio Cash NOI $ 62,077 $ 63,587 $ 63,061 $ 63,449 $ 66,604 Year-Over-Year Three-Month SS Growth % 7.3% (1) Excludes eight properties that are in Development. 37 Return to TOC

Life Science

As of June 30, 2020, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)

	Total				San Francisco		San Diego		Boston		Remaining	
Year	**Leased Square Feet**	**%**	**Annualized Base Rent[1]**	**%**	**Square Feet**	**Annualized Base Rent[1]**	**Square Feet**	**Annualized Base Rent[1]**	**Square Feet**	**Annualized Base Rent[1]**	**Square Feet**	**Annualized Base Rent[1]**
2020[2]	189	2	$ 8,063	2	93	$ 4,214	59	$ 2,131	37	$ 1,718	—	$ —
2021	533	6	30,147	7	362	23,030	107	4,459	64	2,658	—	—
2022	741	8	32,441	7	341	19,221	319	10,785	11	453	70	1,982
2023	774	9	47,032	11	600	39,639	174	7,394	—	—	—	—
2024	427	5	26,781	6	427	26,781	—	—	—	—	—	—
Thereafter	6,230	70	289,467	67	3,017	169,312	1,531	45,572	1,276	61,963	406	12,620
	8,893	**100**	**$ 433,933**	**100**	**4,839**	**$ 282,198**	**2,190**	**$ 70,341**	**1,388**	**$ 66,793**	**476**	**$ 14,602**

TENANT CONCENTRATION

		Leased Square Feet		Annualized Base Rent[1]		
	Remaining Lease Term in Years	**Amount**	**% of Total**	**Amount**	**% of Total**	**Credit Rating**
Amgen	2.9	684	8	$ 52,860	12	A-
Myriad Genetics	4.9	359	4	11,130	3	—
Global Blood Therapeutics	9.7	164	2	10,804	2	—
Denali Therapeutics	8.8	148	2	10,142	2	—
Rigel Pharmaceuticals	2.6	147	2	9,725	2	—
General Atomics	9.6	621	7	9,205	2	—
Pacira Biosciences	8.9	196	2	8,997	2	—
AstraZeneca Pharmaceuticals	6.7	156	2	8,847	2	BBB+
Nuvasive	14.7	252	3	8,450	2	—
MyoKardia	9.5	130	1	8,180	2	—
Remaining	6.2	6,037	68	295,593	68	
	6.2	**8,893**	**100**	**$ 433,933**	**100**	



Office 3%
University, Government, Research 3%
Public Biotech / Medical Device 57%
R&D 6%
Pharma 11%
Private Biotech / Medical Device 20%

(1) Annualized Base Rent does not include tenant recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(2) Includes month-to-month and holdover leases.

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Life Science Square feet in thousands LEASING ACTIVITY Annualized Tenant Trailing Twelve Leased Base Rent % Change in Improvements Leasing Costs Average Lease Month Retention Square Feet Per Sq. Ft. Cash Rents per Sq. Ft.(1) per Sq. Ft.(1) Term (Months) Rate Leased Square Feet as of March 31, 2020 8,100 $ 48.28 Acquisitions 426 40.36 Redevelopments placed in service 185 47.28 Properties placed into redevelopment (5) 32.85 Expirations (125) 49.93 Renewals, amendments and extensions 125 57.50 15.2 $ 0.87 $ 1.48 56 65.8% New leases 223 54.19 12.27 2.29 102 Terminations (36) 26.35 Leased Square Feet as of June 30, 2020 8,893 $ 48.79 (1) Average cost per lease year. Hartwell Innovation Campus Lexington, MA 39 Return to TOC

Medical Office

As of and for the quarter ended June 30, 2020, dollars and square feet in thousands

PORTFOLIO BY MARKET[1]

					Square Feet						
					On-campus[2]		Off-campus[3]		Total		
MSA	**Property Count**	**Portfolio Investment**	**Portfolio Cash NOI**	**Occupancy %**	**Multi-tenant**	**Single-tenant**	**Multi-tenant**	**Single-tenant**	**Multi-tenant**	**Single-tenant**	**% of Total**
Dallas, TX	27	$ 723,615	$ 15,295	92.1	1,901	1,352	287	54	2,188	1,406	17
Houston, TX	30	408,397	7,134	87.5	1,490	1,365	287	—	1,777	1,365	15
Seattle, WA	6	229,477	6,090	94.4	667	—	—	—	667	—	3
Denver, CO	16	292,532	5,360	81.9	1,078	—	35	—	1,113	—	5
Nashville, TN	14	183,204	4,905	93.9	1,290	10	—	—	1,290	10	6
Louisville, KY	12	234,414	4,803	96.9	668	17	447	15	1,115	32	5
Philadelphia, PA	3	385,560	3,620	88.0	700	—	256	90	956	90	5
Salt Lake City, UT	13	147,421	3,220	91.1	434	63	261	7	695	71	4
Phoenix, AZ	13	189,910	3,031	87.0	519	—	207	—	726	—	3
Miami, FL	9	99,533	2,396	90.1	451	—	—	30	451	30	2
San Diego, CA	2	58,102	2,368	94.8	—	—	155	—	155	—	1
Kansas City, MO	5	111,078	1,898	89.3	351	—	—	8	351	8	2
Greenville, SC	14	151,956	1,816	100.0	232	560	—	51	232	611	4
Las Vegas, NV	6	114,606	1,772	75.4	536	—	—	—	536	—	3
Ogden, UT	8	63,380	1,285	91.6	268	—	—	68	268	68	2
Fresno, CA	1	59,689	1,216	100.0	—	56	—	—	—	56	—
Los Angeles, CA	4	67,544	1,174	87.4	106	—	97	—	202	—	1
Washington, DC	3	66,611	1,170	91.4	55	29	99	—	154	29	1
Sacramento, CA	2	75,514	1,043	98.5	—	—	29	92	29	92	1
San Antonio, TX	4	56,344	926	78.6	354	—	—	—	354	—	2
Remaining	70	872,101	15,388	96.0	1,823	1,243	414	365	2,237	1,609	18
	262	**$ 4,590,988**	**$ 85,911**	**91.1**	**12,921**	**4,695**	**2,574**	**780**	**15,495**	**5,475**	**100**

(1) Excludes seven properties that are in Development. Properties that are held for sale are included in property count, Investment, Cash NOI, and square feet but are excluded from Occupancy.
(2) Includes 7.8 million square feet subject to ground leases with average expirations of 55 years and renewal options generally ranging from 10 to 25 years.
(3) Includes medical office buildings that are off-campus, adjacent (within 0.25 miles of a hospital campus) and anchored (the asset is off-campus, but is 1/3 or more leased to a health system or physician group).

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Medical Office

As of and for the quarter ended June 30, 2020, square feet in thousands

SQUARE FEET BY HEALTH SYSTEM

Health System	Health System Rank[1]	Credit Rating	Square Feet: On-Campus	Adjacent[2]	Anchored[2]	Off-Campus	Total	% of Total	Directly Leased by Health System: % Square Feet	% of Annualized Base Rent
HCA	2	Ba1	8,879	236	60	—	9,174	43.8	25.4	25.3
Memorial Hermann Health System	53	A1	1,709	—	80	—	1,788	8.5	4.7	2.6
Community Health Systems, Inc.	15	Caa3	1,189	—	51	—	1,239	5.9	5.9	3.9
Norton Healthcare	109	—	685	328	15	—	1,028	4.9	3.3	3.4
Prisma Health	76	A3	792	—	51	—	843	4.0	2.4	1.9
Steward Health Care	N/A	—	718	—	—	—	718	3.4	1.5	1.4
Jefferson Health	59	A2	700	—	—	—	700	3.3	2.2	2.1
Providence Health & Services	5	Aa3	563	—	—	—	563	2.7	1.5	2.3
Remaining - credit rated			2,052	492	1,082	—	3,626	17.3		
Non-credit rated			330	56	193	711	1,289	6.1		
Total			**17,616**	**1,112**	**1,531**	**711**	**20,970**	**100.0**	**46.9**	**42.9**
% of Total			**84.0**	**5.3**	**7.3**	**3.4**				
Total Healthcare Affiliated					**96.6%**					

LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change in Cash Rents[3]	Tenant Improvements per Sq. Ft.[4]	Leasing Costs per Sq. Ft.[4]	Average Lease Term (Months)	Trailing Twelve Month Retention Rate
Leased Square Feet as of March 31, 2020	**19,200**	**$ 24.97**					
Acquisitions	11	11.00					
Dispositions	(176)	36.94					
Developments and Redevelopments	26	23.25					
Expirations	(1,019)	27.04					
Renewals, amendments and extensions	790	28.83	9.1	$ 1.34	$ 0.43	68	81.3%
New leases	187	25.04		5.25	1.53	90	
Terminations	(13)	25.39					
Leased Square Feet as of June 30, 2020	**19,006**	**$ 24.96**					

(1) Ranked by revenue based on the 2019 *Modern Healthcare's Healthcare Systems Financial Database*. Systems denoted as N/A are not reported.
(2) Denotes whether the medical office building is adjacent (within 0.25 miles) to a hospital campus or anchored (the asset is off-campus, but is 1/3 or more leased to a health system or physician group).
(3) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.
(4) Average cost per lease year.

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Medical Office

As of and for the quarter ended June 30, 2020, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)[1]

		Total			On-Campus		Off-Campus	
Year	Leased Square Feet	%	Annualized Base Rent[2]	%	Square Feet	Annualized Base Rent[2]	Square Feet	Annualized Base Rent[2]
2020[3]	1,551	8	$ 42,605	10	1,352	$ 38,449	199	$ 4,156
2021	2,272	12	57,616	14	1,978	50,083	294	7,533
2022	2,207	12	53,745	13	1,738	42,306	469	11,438
2023	1,733	9	44,568	11	1,451	37,354	282	7,215
2024	1,594	8	43,908	10	1,221	34,078	373	9,831
Thereafter	9,441	50	177,326	42	8,198	149,012	1,244	28,314
	18,799	**100**	**$ 419,769**	**100**	**15,939**	**$ 351,282**	**2,860**	**$ 68,486**

SAME-STORE

	2Q19	3Q19	4Q19	1Q20	2Q20
Property Count	244	244	244	244	244
Portfolio Investment	$ 4,055,498	$ 4,070,593	$ 4,097,294	$ 4,117,695	$ 4,133,250
Square Feet	19,397	19,397	19,398	19,399	19,399
Occupancy %	92.1	92.1	92.3	91.8	91.9
Portfolio Real Estate Revenues	$ 120,555	$ 122,166	$ 122,595	$ 122,924	$ 120,253
Portfolio Operating Expenses	(42,130)	(43,201)	(42,946)	(42,262)	(41,200)
Portfolio NOI	**$ 78,425**	**$ 78,966**	**$ 79,649**	**$ 80,661**	**$ 79,053**
Portfolio Cash Real Estate Revenues	$ 118,530	$ 119,757	$ 120,461	$ 120,859	$ 118,624
Portfolio Cash Operating Expenses	(41,478)	(42,547)	(42,298)	(41,622)	(40,560)
Portfolio Cash NOI	**$ 77,052**	**$ 77,211**	**$ 78,162**	**$ 79,238**	**$ 78,064**
Year-Over-Year Three-Month SS Growth %					**1.3%**

(1) Excludes 207,000 square feet and Annualized Base Rent of $5.2 million related to six assets held for sale at June 30, 2020.
(2) Annualized Base Rent does not include tenant recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(3) Includes month-to-month and holdover leases.

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Other | Wholly-owned

As of and for the quarter ended June 30, 2020, dollars in thousands

LEASED PROPERTIES

Type/Operator	Property Count		Portfolio Investment		Portfolio Cash NOI	Beds	Occupancy %[1]	Facility EBITDARM CFC[1]	Facility EBITDAR CFC[1]
Hospitals	10	$	254,561	$	10,688	930	51.9	3.31x	2.94x
Other investments	1		813		61	—	N/A	N/A	N/A
Total	**11**	**$**	**255,374**	**$**	**10,749**				

DEBT INVESTMENTS

		Investment		Interest Income	Yield	Weighted Average Maturity in Years
620 Terry Development Loan[2]	$	112,248	$	1,806	6.5%	2.5
Boynton Beach		45,068		731	6.3%	5.5
Remaining		125,444		1,693	5.9%	2.1
Total Debt Investments	**$**	**282,759**	**$**	**4,230**	**6.2%**	**2.8**

SAME-STORE

		2Q19		3Q19		4Q19		1Q20		2Q20
Property count		9		9		9		9		9
Portfolio Investment	$	165,311	$	165,311	$	165,761	$	165,761	$	165,761
Beds		872		872		846		846		846
Occupancy %[1]		51.5		51.2		50.0		49.2		51.9
Facility EBITDARM CFC[1]		3.53x		3.55x		3.37x		3.33x		3.31x
Facility EBITDAR CFC[1]		3.13x		3.15x		2.99x		2.94x		2.94x
Portfolio Real Estate Revenues	$	6,750	$	6,722	$	6,782	$	6,887	$	6,744
Portfolio Operating Expenses		(5)		(5)		(75)		(5)		(4)
Portfolio NOI	**$**	**6,745**	**$**	**6,717**	**$**	**6,707**	**$**	**6,882**	**$**	**6,740**
Portfolio Cash Real Estate Revenues	$	6,643	$	6,821	$	6,872	$	6,977	$	6,834
Portfolio Cash Operating Expenses		(5)		(5)		(75)		(5)		(4)
Portfolio Cash NOI	**$**	**6,639**	**$**	**6,816**	**$**	**6,798**	**$**	**6,972**	**$**	**6,830**
Year-Over-Year Three-Month SS Growth										**2.9%**

(1) Certain operators in our hospital portfolio are not required under their respective leases to provide operational data.

(2) Investment represents fundings under the $115 million participating development loan for the construction of 620 Terry, a $147 million senior housing development located in Seattle. Upon sale or refinancing, we will receive 20% of fair market value in excess of the total development cost.

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2020 Outlook & Additional Items Projected full year 2020, dollars in millions, except per share amounts Please note that the figures provided on these pages do not represent guidance, but an outlook to help quantify the potential outcomes and impacts from COVID-19 Full Year 2020 Full Year 2020 Outlook Outlook (May 5, 2020) (August 5, 2020) Net income, FFO and FFO as Adjusted per Share Dividend Diluted earnings per common share Withdrawn Withdrawn On 08/04/2020 the Board of Directors declared a dividend of $0.37 per share, which we will continue to assess on a quarterly basis. Diluted NAREIT FFO per common share Withdrawn Withdrawn Diluted FFO as Adjusted per common share Withdrawn Withdrawn Same-Store Update (Total Portfolio YoY Components) May 5, 2020 August 5, 2020 Year-Over-Year Same-Store Cash NOI Outlook Outlook Total Portfolio Withdrawn Withdrawn Medical office 1.00% - 2.00% 1.00% - 2.00% Life science 3.00% - 4.00% 4.00% - 5.00% Other Supplemental Information - Cash Addition (Reduction) Senior housing Withdrawn Withdrawn Amortization of deferred compensation $16 - $18 $16 - $18 Other 1.75% - 2.50% 1.75% - 2.50% Total Portfolio Withdrawn Withdrawn Amortization of deferred financing costs $9 - $13 $9 - $13 Straight-line rents Withdrawn Withdrawn Sources & Uses Update Recurring capital expenditures ($80) - ($100) ($80) - ($100) May 5, 2020 August 5, 2020 Deferred income taxes Withdrawn Withdrawn Transaction Outlook Outlook Other AFFO adjustments - primarily JV AFFO Capital ($3) - ($7) ($3) - ($7) Equity Forwards $1,062 $1,062 Dispositions(a) 250 275 Capital Expenditures (excluding AFFO Capital Expenditures)(1) Total Sources $1,312 $1,337 1st generation tenant improvements / ICE $50 - $75 $50 - $75 Capital spend(b) $600 $700 (c) Revenue enhancing $50 - $75 $50 - $75 Investments 350 375 Development and Redevelopment $450 - $500 $550 - $600 Brookdale Transaction 225 225 Increase in cash 137 37 Development loan funding $15 - $25 $15 - $25 Total Uses $1,312 $1,337 Other Items (a) Closed on ~$275 million of dispositions to date. Excludes completed sale of Interest income $12 - $16 $14 - $18 18 NNN assets as part of the Brookdale Transaction. (b) Development and redevelopment spend during 2020 increased by $100 General and administrative $87 - $93 $87 - $93 million compared to Outlook provided on May 5th due to earlier resumption Interest expense $225 - $245 $225 - $245 of construction activities. Share of Unconsolidated JVs Cash NOI Withdrawn Withdrawn (c) Closed on ~$375 million of investments to date. Excludes completed purchase of 51% interest in 13 CCRCs related to the Brookdale Transaction Share of Unconsolidated JVs FFO Withdrawn Withdrawn and includes loan funding. (1) Includes our Share of Unconsolidated JVs. 44 Return to TOC

2020 Outlook & Additional Items

FFO per share impacts for May and August Outlooks are relative to our February 2020 Guidance of $1.80 per share at the midpoint, which was formally withdrawn in March 2020.

Dollars in millions, except per share data

Known Items

	Type of Impact	May Outlook FFO Per Share	August Outlook FFO Per Share	Commentary
Acceleration of equity forwards	Timing Only	$(0.035)	No Change	Reflects accelerated settlement of $1.06B compared to withdrawn guidance
Acceleration of Frost Street PO	Timing Only	$(0.005)	No Change	Reflects acceleration of tenant's $106M purchase option exercise from February 2021 to June 2020 (6.0% cash yield)
Reduction of acquisition guidance	Timing Only	$(0.015)	No Change	Reduced acquisitions from $800M to $375M (5.5% blended cash yield), primarily related to the Oakmont ROFO delay
Development earn-in	Timing Only	$(0.005)	No Change	Reduced development earn-in as a result of delayed construction
Reduction of disposition guidance	Timing Only	$0.015	No Change	Reduced disposition guidance from $500M to $275M (7% blended cash yield)
Reduction in LIBOR	--	$0.005	No Change	Approximately 100 bps decline in LIBOR

Medical Office / Life Science

		May Outlook FFO Per Share		August Outlook FFO Per Share		
	Type of Impact	Low	High	Low	High	Commentary
Medical Office performance	GAAP and Cash	$(0.005)	$(0.015)	**$0.00**	**$(0.01)**	Improvement of half a penny due to favorable leasing activity and lower-than-expected bad debt
Life Science performance	GAAP and Cash	$(0.01)	$(0.02)	**$0.00**	**$0.00**	Improvement of one to two pennies due to favorable leasing activity, strong mark-to-markets and lower-than-expected bad debt
TI revenue recognition[(1)]	Timing and GAAP	$(0.015)	$(0.04)	**$(0.01)**	**$(0.02)**	Improvement of one and a half pennies due to construction activities resuming earlier than expected relative to the May Outlook

Ongoing Rent Collectability Assessment

	Type of Impact	May Outlook FFO Per Share	August Outlook FFO Per Share	Commentary
Straight-line rent write-off	GAAP Only	Unknown	Unknown	Immaterial write-offs during the second quarter due to strong rent collections across all segments
Accounts receivable write-off	GAAP and Cash	Unknown	Unknown	Immaterial write-offs during the second quarter due to strong rent collections across all segments
Senior Housing NNN leases	GAAP and Cash	< $(0.01)	**$0.00**	Resolved discussions with two tenants

(1) Assumptions are in addition to the $10 million previously provided in withdrawn guidance.

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2020 Outlook & Additional Items

SHOP	Estimated Monthly COVID-19 Impact: May Outlook	August Outlook	Commentary
Occupancy[1]			
Move-ins during COVID-19 disruption[2]	0.0 - 2.0%	**1.5 - 3.5%**	During the second quarter, move-ins declined at a slower rate than initially expected in our May Outlook. For August Outlook, we expect move-ins to increase by 150 bps relative to May Outlook, but continue to remain below historical averages
Move-outs during COVID-19 disruption[3]	3.0 - 5.0%	No Change	During the second quarter, move-outs continued at the same rate as expected in our May Outlook (an increase in involuntary move-outs was offset by a decrease in voluntary move-outs). For August Outlook, we expect move-outs to continue at the same rate with the net result in-line with historical averages
ADC Net attrition during COVID-19 disruption[4]	2.0 - 4.0%	**0.5 - 2.5%**	For August Outlook, net attrition improves by 150 bps relative to May Outlook driven by improved move-ins, but continues to remain above historical averages

CCRC	May Outlook	August Outlook	Commentary
Occupancy[1]			
Move-ins during COVID-19 disruption[2]	0.0 - 0.5%	**0.5 - 1.0%**	During the second quarter, move-ins declined at a slower rate than initially expected in our May Outlook. For August Outlook, we expect move-ins to increase by 50 bps relative to May Outlook, but continue to remain below historical averages
Move-outs during COVID-19 disruption[3]	0.75 - 1.25%	**1.25 - 1.75%**	During the second quarter, move-outs occurred at the higher rate than initially expected in our May Outlook. For August Outlook, we expect move-outs to increase by 50 bps relative to May Outlook, but continue to remain in-line with historical averages
ADC Net attrition during COVID-19 disruption[4]	0.5 - 1.0%	No Change	For August Outlook, net attrition remains in line with May Outlook, as 50 bps increase in move-ins and move-outs offset each other. Continues to remain above historical averages

SHOP & CCRC	May Outlook	August Outlook	Commentary
Senior Housing Expenses[5]			
Total incremental expenses during COVID-19 disruption	5 - 15%	**0 - 5%**	2Q20 total expense monthly run-rates are ~$51 million for SHOP and ~$33 million for CCRC, which include COVID-19 expenses of ~$4.3 million for SHOP and ~$2.5 million for CCRC, and are representative of the run-rates going forward

(1) SHOP as of 2Q - total SHOP units of 16,232, REVPOR of $5,738 and ADC occupancy of 79.8%. CCRC as of 2Q - total CCRC units of 8,321, REVPOR of $7,014 and ADC occupancy 80.4%. Move-in, Move-out and ADC net attrition data does not include SNF.
(2) Move-in rate is defined as total gross move-ins for the month / prior month for Independent Living / Assisted Living / Memory Care average occupied units.
(3) Move-out rate is defined as total gross move-outs for the month / prior month for Independent Living / Assisted Living / Memory Care average occupied units. Average length of stay from SHOP is approximately 24 months, with 3 to 5% monthly attrition. For CCRCs the average length of stay is 8-10 years for residents who enter the property under an entry fee contract.
(4) Average Daily Census (ADC) net attrition is average occupied units in the current month / average occupied units in the prior month - 1.
(5) COVID-19 related expenses are comprised of mostly Supplies and Labor, are not added back to Cash NOI, FFO as Adjusted or AFFO. 2Q20 COVID-19 expenses are representative of the run-rate going forward as operators were primarily stockpiling supplies throughout the month of March.

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Glossary

Adjusted Fixed Charge Coverage*

Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDAre and Fixed Charges.

Adjusted Funds From Operations ("AFFO")*

See the "Adjusted Funds From Operations" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding AFFO.

Annualized Base Rent

The most recent month's (or subsequent month's if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs, and/or interest income annualized for 12 months. Annualized Base Rent includes the Company's share of unconsolidated JVs calculated on the same basis and excludes properties in our SHOP and CCRC segments, properties sold or held for sale during the quarter, and noncontrolling interests' share of consolidated JVs calculated on the same basis. Further, Annualized Base Rent does not include tenant recoveries, additional rents in excess of floors, and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL non-cash interest and deferred revenues). We use Annualized Base Rent for the purpose of determining Lease Expirations and Debt Investment Maturities.

Cash Flow Coverage ("CFC")*

Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to us for the trailing 12-month period one quarter in arrears from the period presented. CFC is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related rent and other obligations to us. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for: (i) properties operated under a RIDEA structure or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities, facilities that are held for sale, facilities for which an agreement has been reached to change reporting structure, and facilities for which data is not available or meaningful.

Completion Date - Development/Redevelopment

For Developments, management's estimate of the period the core and shell structure improvements are expected to be or have been completed. For Redevelopments, management's estimate of the period in which major construction activity in relation to the scope of the project has been or will be substantially completed and excludes the completion of tenant improvements.

Consolidated Debt

The carrying amount of bank line of credit, commercial paper, term loans, senior unsecured notes, and mortgage debt, as reported in our consolidated financial statements.

Consolidated Gross Assets*

The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Consolidated Secured Debt

Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.

Continuing Care Retirement Community ("CCRC")

A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing).

Debt Investments

Loans secured by a direct interest in real estate and mezzanine loans.

Development

Includes ground-up construction. Newly completed developments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Direct Financing Lease ("DFL")

Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

EBITDAre and Adjusted EBITDAre*

EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts ("NAREIT") and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding impairments (recoveries) related to non-depreciable assets, transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, severance and related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock compensation expense, and foreign currency remeasurement losses (gains). EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis.

Enterprise Debt*

Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

Enterprise Gross Assets*

Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

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Glossary

Enterprise Secured Debt*

Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

Entrance Fees

Certain of our communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI, Adjusted NOI, NAREIT FFO, FFO as Adjusted, and AFFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. The refundable portion of a resident's entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.

Facility EBITDAR and Facility EBITDARM*

Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. We use Facility EBITDAR or Facility EBITDARM in determining CFC and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to us. Facility EBITDAR includes: (i) contractual management fees; (ii) an imputed management fee of 5% of revenues for senior housing facilities and post-acute/skilled facilities, or (iii) an imputed management fee of 2% of revenues for hospitals. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by us. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as EBITDA. In addition, Facility EBITDAR and Facility EBITDARM do not represent a borrower's net income or cash flow from operations and should not be considered alternatives to those indicators. Facility EBITDAR and Facility EBITDARM are not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities, facilities that are held for sale, facilities for which an agreement has been reached to change reporting structure, and facilities for which data is not available or meaningful.

Financial Leverage*

Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Fixed Charges*

Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.

Funds From Operations ("NAREIT FFO") and FFO as Adjusted*

See the "Funds From Operations" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding NAREIT FFO and FFO as Adjusted.

Healthcare Affiliated

Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 1/3 or more to a health system or physician group.

Initial Capital Expenditures ("ICE")

Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership.

Investment and Portfolio Investment*

Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, and excludes noncontrolling interests' pro rata share of the real estate assets and intangibles held in our consolidated JVs, presented on the same basis. Investment and Portfolio Investment exclude land held for development.

Metropolitan Statistical Areas ("MSA")

Metropolitan Statistical Areas are geographic entities delineated by the Office of Management and Budget for use by Federal Statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population, consists of one or more counties and includes the counties containing the core urban area, as well as any adjacent counties that have a high degree of social and economic integration (as measured by commuting to work) with the urban core.

Net Debt*

Enterprise Debt less the carrying amount of cash and cash equivalents as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents from our unconsolidated JVs. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

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Glossary

Net Debt to Adjusted EBITDAre*

Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.

Net Operating Income from Continuing Operations ("NOI") and Cash (Adjusted) NOI*

NOI is defined as real estate revenues (inclusive of rental and related revenues, resident fees and services, income from direct financing leases, and government grant income and exclusive of interest income), less property level operating expenses (which exclude transition costs); NOI excludes all other financial statement amounts included in net income (loss). Cash NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense. NOI and Cash NOI include the Company's pro rata share of NOI and Cash NOI from its unconsolidated JVs and exclude noncontrolling interests' pro rata share of NOI and Cash NOI from consolidated joint ventures.

Occupancy

For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing triple-net facilities, post-acute/skilled facilities and hospitals, Occupancy represents the facilities' average operating Occupancy for the trailing three-month period ended one quarter in arrears from the date reported. For SHOP properties, Occupancy represents the facilities' average operating Occupancy for the most recent calendar quarter (year-to-date for year-to-date SS) available. The percentages are calculated based on units for senior housing facilities and available beds for post-acute/skilled facilities and hospitals. The percentages shown are weighted to reflect our share and exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities, facilities held for sale, facilities for which agreement has been reached to change reporting structure, and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by us.

Penetration Rate

Reflects the number of available senior housing units as a percentage of total population age 80 and older. This measurement is an indicator of market demand for new development and expansion projects.

Portfolio Cash Operating Expenses*

Consolidated cash operating expenses plus the Company's pro rata share of cash operating expenses from its unconsolidated JVs less noncontrolling interests' pro rata share of cash operating expenses from consolidated JVs. Portfolio Cash Operating Expenses represent property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.

Portfolio Income*

Cash NOI plus interest income plus our pro rata share of Cash NOI from our unconsolidated JVs less noncontrolling interests' pro rata share of Cash NOI from consolidated JVs.

Portfolio Real Estate Revenues* and Portfolio Cash Real Estate Revenues*

Portfolio Real Estate Revenues include rental related revenues, resident fees and services, income from DFLs, and government grant income which is included in Other income (expense), net in our Consolidated Statement of Operations. Portfolio Real Estate Revenues include the Company's pro rata share from unconsolidated JVs presented on the same basis and exclude noncontrolling interests' pro rata share from consolidated JVs presented on the same basis. Portfolio Cash Real Estate Revenues include Portfolio Real Estate Revenues after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.

Redevelopment

Properties that incur major capital expenditures to significantly improve, change the use, or reposition the property pursuant to a formal redevelopment plan. Newly completed redevelopments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Retention Rate

The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease and leases in assets designated as Held for Sale.

REVPOR CCRC*

The 3-month average Cash Real Estate Revenues per occupied unit excluding Cash NREFs for the most recent period available. REVPOR CCRC excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the CCRC portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share.

REVPOR SHOP*

The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the SHOP portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share.

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Glossary

REVPOR Triple-net

The 3-month average facility revenue per occupied unit, one quarter in arrears from the period presented. Facility revenue consists primarily of resident rents generated at triple-net communities, which are not included in our financial results. Facility revenues are derived solely from information provided by operators/tenants without independent verification by us. REVPOR Triple-net excludes vacant facilities, newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure (such as triple-net to SHOP) during the relevant period, assets that are held for sale, and assets for which agreement has been reached to change reporting structure.

RIDEA

A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.

Same-Store ("SS")*

Same-Store NOI and Adjusted (Cash) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. Same-Store Adjusted NOI excludes amortization of deferred revenue from tenant-funded improvements and certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Properties are included in Same-Store once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a conversion from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from Same-Store when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations, a change in reporting structure (such as triple-net to SHOP) or operator transition has been agreed to, or a significant tenant relocates from a Same-Store property to a non Same-Store property and that change results in a corresponding increase in revenue.

Secured Debt Ratio*

Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Share of Consolidated Joint Ventures

Noncontrolling interests' pro rata share information is prepared by applying noncontrolling interests' actual ownership percentage for the period and is intended to reflect noncontrolling interests' proportionate economic interest in the financial position and operating results of properties in our portfolio.

Share of Unconsolidated Joint Ventures ("JVs")

Our pro rata share information is prepared by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

Stabilized / Stabilization

Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a conversion from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure.

Total Market Equity

The total number of outstanding shares of our common stock multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end (adjusted for stock splits).

Units/Square Feet/Beds

Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet, excluding square footage for development or redevelopment properties prior to completion. Post-acute/skilled facilities and hospitals are measured in available beds. Capacities are presented at 100%.

* Non-GAAP Supplemental Measures
Reconciliations, definitions, and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this report can be found at http://ir.healthpeak.com/quarterly-results.

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Adjusted EBITDAre and Adjusted Debt Ratios Fixed Charge Coverage Dollars in thousands NET INCOME TO ADJUSTED EBITDAre Three Months Ended June 30, 2020 Net income (loss) $ 55,049 Interest expense 57,550 Income tax expense (benefit) (7,346) Depreciation and amortization 178,488 Other depreciation and amortization 1,787 Loss (gain) on sales of real estate (82,863) Loss (gain) upon change of control (2,528) Impairments (recoveries) of depreciable real estate 17,797 Share of unconsolidated JV: Interest expense 945 Income tax expense (benefit) (507) Depreciation and amortization 25,618 Gain on sale of real estate from unconsolidated JVs (1,519) EBITDAre $ 242,471 Transaction-related items 673 Other impairments (recoveries) and losses (gains) 6,291 Loss on debt extinguishments 25,824 Litigation costs (recoveries) 100 Amortization of deferred compensation 4,984 Foreign currency remeasurement losses (gains) 143 Adjusted EBITDAre $ 280,486 ADJUSTED FIXED CHARGE COVERAGE Interest expense 57,550 Share of unconsolidated JV interest expense 945 Capitalized interest 6,726 Fixed Charges $ 65,221 Adjusted Fixed Charge Coverage 4.3x 51 Return to TOC

Debt Ratios As of and for the quarter ended June 30, 2020, dollars in thousands ENTERPRISE DEBT AND NET DEBT June 30, 2020 (1) Includes mortgage debt of $27.6 million on assets held for Bank line of credit and commercial paper $ — sale that matures in 2044. Term loan 249,062 (2) Represents the current quarter Adjusted EBIDTAre multiplied Senior unsecured notes 5,992,193 by a factor of four. Mortgage debt(1) 515,177 Consolidated Debt $ 6,756,432 Share of unconsolidated JV mortgage debt 92,245 Enterprise Debt $ 6,848,677 Cash and cash equivalents (730,957) Share of unconsolidated JV cash and cash equivalents (19,012) Net Debt $ 6,098,708 FINANCIAL LEVERAGE June 30, 2020 Enterprise Debt $ 6,848,677 Enterprise Gross Assets 19,907,516 Financial Leverage 34.4% SECURED DEBT RATIO June 30, 2020 Mortgage debt(1) $ 515,177 Share of unconsolidated JV mortgage debt 92,245 Enterprise Secured Debt $ 607,422 Enterprise Gross Assets 19,907,516 Secured Debt Ratio 3.1% NET DEBT TO ADJUSTED EBITDAre Three Months Ended June 30, 2020 Net Debt $ 6,098,708 Annualized Adjusted EBITDAre 1,121,944 (2) Net Debt to Adjusted EBITDAre 5.4x 52 Return to TOC

COMPANY

Information

BOARD OF DIRECTORS

BRIAN G. CARTWRIGHT
Chairman of the Board, Healthpeak Properties, Inc.
Former General Counsel,
U.S. Securities and Exchange Commission

THOMAS M. HERZOG
Chief Executive Officer, Healthpeak Properties, Inc.

CHRISTINE N. GARVEY
Former Global Head of Corporate
Real Estate Services, Deutsche Bank AG

R. KENT GRIFFIN, JR.
Managing Director, PHICAS Investors
Former President, BioMed Realty Trust, Inc.

DAVID B. HENRY
Former Vice Chairman and Chief Executive Officer,
Kimco Realty Corporation

LYDIA H. KENNARD
President and Chief Executive Officer,
KDG Construction Consulting

SARA GROOTWASSINK LEWIS
Founder and Chief Executive Officer,
Lewis Corporate Advisors, LLC

KATHERINE M. SANDSTROM
Former Senior Managing Director,
Heitman, LLC

EXECUTIVE MANAGEMENT

THOMAS M. HERZOG
Chief Executive Officer

SCOTT M. BRINKER
President
Chief Investment Officer

THOMAS M. KLARITCH
Executive Vice President
Chief Development Officer
Chief Operating Officer

TROY E. MCHENRY
Executive Vice President
Chief Legal Officer
General Counsel
Corporate Secretary

PETER A. SCOTT
Executive Vice President
Chief Financial Officer

SHAWN G. JOHNSTON
Executive Vice President
Chief Accounting Officer

JEFFREY H. MILLER
Executive Vice President
Senior Housing

LISA A. ALONSO
Executive Vice President
Chief Human Resources Officer

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Medical City Hospital Forward-Looking Statements Dallas, TX & Risk Factors Statements contained in this supplemental report which are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, capital recycling plans, financing activities, or other transactions; (ii) future new supply and demographics; (iii) the Company’s 2020 guidance, outlook, framework, assumptions and additional information with respect thereto, including potential outcomes and impacts from COVID-19; and (iv) statements regarding the impact of the COVID-19 pandemic on our business, financial condition and results of operations. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this supplemental report, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: the severity and duration of the COVID-19 pandemic; actions that have been taken and may continue to be taken by governmental authorities to contain the COVID-19 outbreak or to treats its impact; the impact of the COVID-19 pandemic and health and safety measures intended to reduce its spread; operational risks associated with third party management contracts, including the additional regulation and liabilities of RIDEA lease structures; the ability of the Company’s existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and manage their expenses in order to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; the imposition of laws or regulations prohibiting eviction of our tenants or operators, including new governmental efforts in response to COVID-19; the financial condition of the Company’s existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the Company’s concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes its profitability more vulnerable to a downturn in a specific sector than if the Company were investing in multiple industries; the effect on the Company and its tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; the Company’s ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the potential impact of uninsured or underinsured losses, including as a result of hurricanes, earthquakes and other natural disasters, pandemics such as COVID-19, acts of war and/or terrorism and other events that may cause such losses and/or performance declines by us or our tenants and operators; the risks associated with the Company’s investments in joint ventures and unconsolidated entities, including 54 ReturnReturn toto TOCTOC Continued

2201 Medical Plaza Forward-Looking Statements Nashville, TN & Risk Factors (concluded) its lack of sole decision making authority and its reliance on its partners’ financial condition and continued cooperation; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; the Company’s or its counterparties’ ability to fulfill obligations, such as financing conditions and/or regulatory approval requirements, required to successfully consummate acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions or other transactions; the Company’s ability to achieve the benefits of acquisitions or other investments within expected time frames or at all, or within expected cost projections; the potential impact on the Company and its tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators; the Company’s ability to foreclose on collateral securing its real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, including the ongoing economic downturn, volatility in the financial markets and high unemployment rates; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the Company’s reliance on information technology systems and the potential impact of system failures, disruptions or breaches; the Company’s ability to maintain its qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made. The information in this supplemental report should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions (and Reconciliations of Non-GAAP Financial Measures) are an integral part of the information presented herein. You can access these documents on the Company’s website, www.healthpeak.com, free of charge, as well as amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental report. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov. This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers’ experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, it has not independently verified this information. For more information, contact Barbat Rodgers, Senior Director - Investor Relations, at (949) 407-0400. 55 ReturnReturn toto TOCTOC

_________________________________________________________ Corporate HQ, Irvine, CA 1920 Main Street, Suite 1200 Irvine, CA 92614 (949) 407 - 0700 ________________________________________________________ San Francisco, CA 950 Tower Lane, Suite 1650 Foster City, CA 94404 _______________________________________________________ Nashville, TN 3000 Meridian Boulevard, Suite 200 Franklin, TN 37067 healthpeak.com 56 ReturnReturn to to TOC TOC